                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY











                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                October 22, 1999

                                 by and between

                              OMNIPOINT CORPORATION

                                       and

                         EAST/WEST COMMUNICATIONS, INC.

                                                                                                              Page



                      TABLE OF CONTENTS
                                                                                                              Page
ARTICLE 1       DEFINITIONS.....................................................................................1
  SECTION 1.1     Definitions...................................................................................1
ARTICLE 2       THE MERGER; CLOSING............................................................................10
  SECTION 2.1     The Mergers..................................................................................10
  SECTION 2.2     Directors....................................................................................11
  SECTION 2.3     Certificate of Incorporation and Bylaws......................................................11
  SECTION 2.4     Officers.....................................................................................11
ARTICLE 3       EFFECT OF THE MERGER ON SECURITIES OF OMNIPOINT  AND THE COMPANY...............................11
  SECTION 3.1     Company Capital Stock........................................................................11
  SECTION 3.2      Adjustments.................................................................................12
  SECTION 3.3     Surrender and Payment........................................................................12
  SECTION 3.4     Exchange Agent Instructions..................................................................14
  SECTION 3.5     Dissenting Shares............................................................................14
  SECTION 3.6     Withholding Rights...........................................................................15
  SECTION 3.7     Lost Certificates............................................................................15
ARTICLE 4       REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................................15
  SECTION 4.1     Corporate Existence and Power................................................................15
  SECTION 4.2     Corporate Authorization......................................................................15
  SECTION 4.3     Governmental Authorization...................................................................16
  SECTION 4.4     FCC Matters..................................................................................17
  SECTION 4.5     Non-contravention............................................................................17
  SECTION 4.6     Capitalization...............................................................................18
  SECTION 4.7     Subsidiaries; Investments....................................................................19
  SECTION 4.8     SEC Filings..................................................................................19
  SECTION 4.9     Financial Statements.........................................................................19
  SECTION 4.10    Absence of Certain Changes...................................................................19
  SECTION 4.11    No Undisclosed Material Liabilities..........................................................20
  SECTION 4.12    Compliance with Laws and Court Orders........................................................20
  SECTION 4.13    Litigation...................................................................................20
  SECTION 4.14    Finders' Fees/Placement Fee..................................................................21
  SECTION 4.15    Taxes........................................................................................21
  SECTION 4.16    Tax Opinions.................................................................................23
  SECTION 4.17    Employee Benefit Plans.......................................................................23
  SECTION 4.18    Environmental Matters; Real Property.........................................................23
  SECTION 4.19    Intellectual Property........................................................................24
  SECTION 4.20    Contracts....................................................................................24
  SECTION 4.21    Employment Matters...........................................................................25

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
                                                                                                             Page
  SECTION 4.22    Vote Required................................................................................25
  SECTION 4.23    Antitakeover Statutes and Charter Provisions.................................................25
  SECTION 4.24    Insurance....................................................................................25
  SECTION 4.25    Bank Accounts; Power of Attorney.............................................................25
  SECTION 4.26    Transactions with Affiliates.................................................................26
ARTICLE 5       REPRESENTATIONS AND WARRANTIES OF OMNIPOINT....................................................26
  SECTION 5.1      Corporate Existence and Power...............................................................26
  SECTION 5.2      Corporate Authorization.....................................................................26
  SECTION 5.3     Governmental Authorization...................................................................27
  SECTION 5.4     Non-contravention............................................................................27
  SECTION 5.5     SEC Filings..................................................................................28
  SECTION 5.6     Financial Statements.........................................................................28
  SECTION 5.7     Absence of Certain Changes...................................................................28
  SECTION 5.8     Compliance with Laws and Court Orders........................................................29
  SECTION 5.9     Litigation...................................................................................29
  SECTION 5.10    FCC Matters..................................................................................29
  SECTION 5.11    No Undisclosed Material Liabilities..........................................................30
  SECTION 5.12    Capitalization...............................................................................30
  SECTION 5.13    Finders' Fees................................................................................31
  SECTION 5.14    Taxes........................................................................................31
  SECTION 5.15    Tax Opinions.................................................................................32
  SECTION 5.16    Transactions with Affiliates.................................................................33
  SECTION 5.17    Intellectual Property........................................................................33
  SECTION 5.18    VoiceStream Merger Agreement.................................................................33
ARTICLE 6       COVENANTS OF THE COMPANY.......................................................................33
  SECTION 6.1     Interim Operations...........................................................................33
  SECTION 6.2     Equity Issuances by the Company..............................................................36
  SECTION 6.3     No Solicitation..............................................................................38
  SECTION 6.4     Access to Information........................................................................39
  SECTION 6.5     Confidentiality..............................................................................39
  SECTION 6.6     Payment of Company Fees......................................................................40
ARTICLE 7       COVENANTS OF OMNIPOINT.........................................................................40
  SECTION 7.1     Director and Officer Liability...............................................................40
  SECTION 7.2     Certificate of Designations for Series E Preferred Stock.....................................41
ARTICLE 8       COVENANTS OF THE PARTIES.......................................................................41
  SECTION 8.1     Best Efforts.................................................................................41
  SECTION 8.2     Registration Statement and Information Statement .................... .......................43
  SECTION 8.3     Public Announcements.........................................................................44
  SECTION 8.4     Further Assurances...........................................................................44
  SECTION 8.5     Notices of Certain Events....................................................................44
  SECTION 8.6     Tax-free Treatment...........................................................................45

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
                                                                                                             Page
  SECTION 8.7     Stockholders' Approval.......................................................................45
ARTICLE 9       CONDITIONS TO THE MERGER.......................................................................46
  SECTION 9.1     Conditions to the Obligations of Each Party..................................................46
  SECTION 9.2     Conditions to the Obligations of Omnipoint...................................................47
  SECTION 9.3     Conditions to the Obligations of the Company.................................................48
ARTICLE 10      TERMINATION....................................................................................49
  SECTION 10.1    Termination..................................................................................49
  SECTION 10.2    Effect of Termination........................................................................51
  SECTION 10.3    Fees and Expenses............................................................................51
ARTICLE 11      MATTERS RELATING TO THE VOICESTREAM MERGER.....................................................51
  SECTION 11.1    Effect of the VoiceStream Merger on Securities of Omnipoint .................................51
  SECTION 11.2    Other Matters ...............................................................................58
ARTICLE 12      MISCELLANEOUS..................................................................................58
  SECTION 12.1    Notices......................................................................................58
  SECTION 12.2    Reliance on Representations..................................................................59
  SECTION 12.3    Intentionally Omitted........................................................................59
  SECTION 12.4    Amendments; No Waivers.......................................................................59
  SECTION 12.5    Successors and Assigns.......................................................................60
  SECTION 12.6    Governing Law................................................................................60
  SECTION 12.7    Jurisdiction.................................................................................60
  SECTION 12.8    WAIVER OF JURY TRIAL.........................................................................60
  SECTION 12.9    Counterparts; Effectiveness..................................................................60
  SECTION 12.10   Entire Agreement; No Third Party Beneficiaries ..............................................61
  SECTION 12.11   Captions ....................................................................................61
  SECTION 12.12   Severability ................................................................................61
  SECTION 12.13   Intentionally Omitted .......................................................................61
  SECTION 12.14   Schedules ...................................................................................61
  SECTION 12.15   VoiceStream Actions .........................................................................62

                             EXHIBITS AND SCHEDULES

Exhibit A    Form of Certificate of Designation

Omnipoint Disclosure Schedules

Company Disclosure Schedules

                          AGREEMENT AND PLAN OF MERGER

       AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 22, 1999, by and between Omnipoint Corporation, a Delaware corporation ("Omnipoint"), and East/West Communications, Inc., a Delaware corporation (the "Company"). Omnipoint and the Company are referred to herein as the "Parties.

                                    RECITALS

       A. The respective Boards of Directors of Omnipoint and the Company each have approved, and deem it advisable and in the best interests of their respective companies and stockholders to consummate, the Merger provided for herein, pursuant to which the Company will merge with and into Omnipoint. Holders of the Company's Class A Common Stock, par value $0.0001 per share (the "Class A Common Stock"), and the Company's Class B Common Stock, par value $0.0001 per share (the "Class B Common Stock" and collectively with the Class A Common Stock, the "Company Common Stock"), will receive shares of Series E Preferred Stock in exchange for their shares, as provided herein, and holders of the Company's Preferred Stock, par value $1,000 per share (the "Company Preferred Stock"), will receive cash in exchange for their shares.

       B. For federal income tax purposes, it is intended that the Merger pursuant to Section 2.1 qualify as a reorganization described in Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

       C. Each of Omnipoint and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions.

       NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the Parties hereto hereby agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

       SECTION 1.1 Definitions.

       (a) The following terms, as used herein, have the following meanings:

       "Acquisition Proposal" means any offer or proposal for, or any indication of interest in: (i) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company;

(ii) the acquisition, directly or indirectly, in a single transaction or series of related transactions, (A) an equity interest representing greater than 15% of the voting securities of the Company, or (B) assets, securities or ownership interests representing an amount equal to or greater than 15% of the consolidated assets or earning power of the Company, in each case, other than the Transactions; or (iii) the consummation of any other transaction or the entering into of any other agreement or arrangement with respect to any other transactions, the effect of which would have the same result as the occurrence of any of the events referred to in clauses (i) or (ii) of this definition, provided, however, that the term "Acquisition Proposal" shall not include any offer, proposal, or indication of interest related to any transaction permitted by Section 6.2.

       "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with", as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

       "Benefit Arrangement" means, with respect to any Person, any employment, severance or similar contract or arrangement, whether formal or informal, proposed or final, funded or unfunded, whether or not written, providing for compensation, bonus, profit-sharing, stock option, or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that: (i) is not an Employee Plan; (ii) is entered into, maintained, administered or contributed to, as the case may be, by such Person or any of its Affiliates; and (iii) covers any employee or former employee of such Person or any of its Subsidiaries employed in the United States.

       "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

       "Communications Act" means the Communications Act of 1934 and the Telecommunications Act of 1996 (together with the rules, regulations and published decisions of the FCC).

       "Company Balance Sheet" means the Balance Sheet of the Company as of December 31, 1998 and the footnotes thereto set forth in the Company 10-K.

       "Company Balance Sheet Date" means December 31, 1998.

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

       "Company Disclosure Schedules" means the disclosure schedules of the Company attached hereto.

       "Company Material Adverse Effect" means a material adverse effect on the business, financial condition, assets or results of operations of the Company, excluding any such effect resulting from or arising in connection with: (i) the entering into or performance of this Agreement, the Transactions, the Investment Transaction or the announcement thereof; (ii) changes or conditions generally affecting the industry in which the Company operates or intends to operate; or
(iii) changes in general economic, regulatory or political conditions. For the purposes of Section 9.1(d), clause (i) of the previous sentence shall not be excluded from the definition of Company Material Adverse Effect.

       "Company 10-K" means the Company's annual report on Form 10-K for the fiscal year ended December 31, 1998.

       "Convertible Preferred Stock" means 7% Cumulative Convertible Preferred Stock, par value $1,000 per share, of Omnipoint.

       "Delaware Law" means the Delaware General Corporation Law.

       "Disclosure Schedules" means collectively, the Company Disclosure Schedules and the Omnipoint Disclosure Schedules.

       "Employee Plan" means, with respect to any Person, any "employee benefit plan", as defined in Section 3(3) of ERISA, that: (i) is subject to any provision of ERISA; (ii) is maintained, administered or contributed to by such Person or any of its ERISA Affiliates; and (iii) covers any employee or former employee of such Person.

       "Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right to Know Act, the Clean Water Act, the Safe Drinking Water Act, the Clean Air Act, any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, Order, decree or other requirement of any Governmental Body regulating, relating to or imposing liability or standards of conduct concerning, health, safety and any Hazardous Substance.

       "Environmental Permits" means, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of any Governmental Body relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such Person or any of its Subsidiaries as currently conducted.

       "ERISA" means the Employee Retirement Income Security Act of 1974.

       "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

       "FCC" means the Federal Communications Commission and any successor agency or body.

       "FCC Consent" means an order of the FCC, or by the staff of the FCC acting pursuant to delegated authority, granting its consent to the FCC Applications referred to in Section 8.1(b) of this Agreement required to permit the consummation of the Transactions.

       "FCC Consent Date" means the date on which Public Notice is given of the FCC Consent pursuant to the rules and regulations of the FCC.

       "Final Order" means an action or decision that has been granted by the FCC as to which: (i) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed; (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed; (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed; and (iv) no appeal is pending, including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

       "Gabelli" means Gabelli & Company, Inc.

       "Governmental Body" means any domestic or foreign national, state, multi-state or municipal or other local government, any subdivision, agency, commission or authority thereof, any court, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

       "Governmental Consents" means all authorizations, consents, approvals, exceptions or other actions by a Governmental Body required to consummate the Transactions.

       "Group" means "group" as such term is defined in Rule 13d-3 of the 1934 Act.

       "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

       "Hazardous Substance" means any hazardous substance, hazardous or toxic waste, hazardous material, pollutant or contaminant, as those or similar terms are used in the Environmental Laws, including, without limitation, asbestos and asbestos-related products, chlorofluorocarbons, oils or petroleum-derived compounds, polychlorinated biphenyls, pesticides and radon.

       "Indebtedness" of any Person at any date means: (a) all indebtedness of such Person for borrowed money or for the deferred purchase price or costs of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices);
(b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument; (c) all obligations of such Person under financing leases; (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and with respect to unpaid reimbursement obligations related to letters of credit issued for the account of such Person; and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

       "Investment Interest" means a direct or indirect ownership of: (i) capital stock, bonds, debentures, partnership, membership interests or other ownership interests or other securities of any Person; (ii) any deposit with or advance, loan or other extension of credit (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise to resell such property to such other Person) to any other Person (other than any interest in any bank account, certificate of deposit, money market account, treasury bill or similar security or investment); (iii) any revenue or profit interests in any Person pursuant to any agreement or license or (iv) any agreement, commitment, right, understanding or arrangement with respect to any of the items referred to in clauses (i), (ii) or (iii) of this definition.

       "Investment Transaction" means the transactions contemplated by the Securities Purchase Agreement by and between Omnipoint and the Company.

       "IRS" means the Internal Revenue Service.

       "knowledge" means, with respect to any fact, the conscious awareness of such fact by an executive officer (as defined under the 1933 Act) of the relevant Person.

       "Latham & Watkins" means Latham & Watkins.

       "Lien" as to any Person, means any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance (including, without limitation rights of first refusal, proxy rights and other similar rights) in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement other than those filed for informational purposes.

       "Multiemployer Plan" means each Employee Plan, including for this purpose any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) that is a multiemployer plan, as defined in Section 3(37) of ERISA.

       "NASDAQ" means The NASDAQ National Market.

       "1933 Act" means the Securities Act of 1933.

       "1934 Act" means the Securities Exchange Act of 1934.

       "Omnipoint Balance Sheet" means the Consolidated Balance Sheet of Omnipoint and its consolidated subsidiaries as of December 31, 1998 and the footnotes thereto, as set forth in the Omnipoint 10-K.

       "Omnipoint Balance Sheet Date" means December 31, 1998.

       "Omnipoint Common Stock" means the Common Stock, $0.01 par value per share, of Omnipoint.

       "Omnipoint Disclosure Schedules" means the disclosure schedules of Omnipoint attached hereto.

       "Omnipoint Group" means Omnipoint and its Subsidiaries.

       "Omnipoint Investment" means an entity in which Omnipoint has an Investment Interest.

       "Omnipoint Material Adverse Effect" means a material adverse effect on the business, financial condition, assets or results of operations of the Omnipoint Group taken as a whole, excluding any such effect resulting from or arising in connection with: (i) the entering into or performance of this Agreement, the Transactions, the Investment Transaction, or the announcement thereof; (ii) changes or conditions generally affecting the industries in which the Omnipoint Group operates; or (iii) changes in general economic, regulatory or political conditions. For the purposes of Section 9.3(d), clause (i) of the previous sentence shall not be excluded from the definition of Omnipoint Material Adverse Effect.

       "Omnipoint 10-K" means Omnipoint's annual report on Form 10-K for the fiscal year ended December 31, 1998.

       "Omnipoint Preferred Stock" means collectively, the Convertible Preferred Stock and the Series A Preferred Stock.

       "Order" means and includes any order, writ, injunction, decree, judgment, award, determination or written direction of any court, arbitrator or Governmental Body.

       "PBGC" means the Pension Benefit Guaranty Corporation.

       "Pension Plan" means, with respect to any Person, any plan (other than a Multiemployer Plan) that is subject to Title IV of ERISA and is maintained, administered or contributed to or required to be contributed to by such Person or any of its ERISA Affiliates.

       "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

       "Piper Marbury" means Piper & Marbury L.L.P.

       "Securities Purchase Agreement" means that certain Securities Purchase Agreement dated as of the date hereof by and between the Company and Omnipoint.

       "SEC" means the Securities and Exchange Commission and any successor agency or body.

       "Series A Preferred Stock" means the Series A Non-Voting Convertible Preferred Stock, par value $0.01 per share, of Omnipoint.

       "Series E Preferred Stock" means the Series E Preferred Stock, par value $0.01 per share, of Omnipoint.

       "Side Agreement" means that certain Agreement dated as of the date hereof by and among the Company, VoiceStream, Holdings and Hutchison Telecommunications PCS (USA) Limited.

       "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

       "Transactions" means the transactions contemplated by this Agreement.

       "VoiceStream Merger" means the mergers contemplated by the VoiceStream Merger Agreement.

       "VoiceStream Merger Agreement" means that certain Agreement and Plan of Reorganization dated as of June 23, 1999 by and among VoiceStream Wireless Corporation

("VoiceStream"), VoiceStream Wireless Holding Corporation ("Holdings"), and Omnipoint, as in effect on the date hereof.

       "Voting Agreement" means that certain Voting Agreement by and among the Company and certain stockholders of the Company parties thereto.

       Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

       (b) Each of the following terms is defined in the Section set forth opposite such term:

Additional Company Capital Stock ................................................................................................6.2
Agreement...................................................................................................................Preamble
Certificate of Merger.........................................................................................................2.1(c)
Certificates..................................................................................................................3.3(a)
Class A Common Stock........................................................................................................Preamble
Class B Common Stock........................................................................................................Preamble
Closing.......................................................................................................................2.1(b)
Closing Date..................................................................................................................2.1(b)
Code........................................................................................................................Preamble
Company.....................................................................................................................Preamble
Company Bank Account Information................................................................................................4.25
Company Common Stock........................................................................................................Preamble
Company Fees....................................................................................................................4.14
Company FCC Licenses..........................................................................................................4.4(a)
Company Intellectual Property...................................................................................................4.19
Company Preferred Stock.....................................................................................................Preamble
Company SEC Documents.........................................................................................................4.8(b)
Company Stockholders' Approval..................................................................................................4.22
Conversion Ratio.................................................................................................................3.1
Cure........................................................................................................................12.15(b)
Cure Period.................................................................................................................12.15(b)
Disclosing Party.................................................................................................................6.5
Dissenting Shares................................................................................................................3.5
Effective Time................................................................................................................2.1(c)
Environmental Reports........................................................................................................4.18(b)
Escrow Fund...................................................................................................................6.6(a)
Exchange Agent................................................................................................................3.3(a)
Exchange Amount..................................................................................................................3.1
Exchange Fund.................................................................................................................3.3(a)
FCC Applications..............................................................................................................8.1(b)
Fee Shares....................................................................................................................6.6(b)
Finders' Fees...................................................................................................................4.14

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
Former Company Stockholders...................................................................................................3.2(a)
Form S-4.........................................................................................................................8.2
Fully-Diluted .............................................................................................................6.2(b)(1)
GAAP.............................................................................................................................4.9
Holders.......................................................................................................................3.3(a)
Indemnified Losses............................................................................................................7.2(a)
Indemnified Person............................................................................................................7.2(a)
Information Statement/Prospectus.................................................................................................8.2
Issuance......................................................................................................................6.2(a)
Liquidation Value................................................................................................................3.1
Material VoiceStream Action.................................................................................................12.15(a)
Merger........................................................................................................................2.1(a)
Merger Consideration.............................................................................................................3.1
Merger Share Market Value....................................................................................................11.1(a)
Merger Shares....................................................................................................................3.1
1999 Company SEC Documents....................................................................................................4.8(b)
1999 Omnipoint SEC Documents .................................................................................................5.5(b)
Offer Date.................................................................................................................6.2(b)(1)
Omnipoint...................................................................................................................Preamble
Omnipoint FCC Licenses.......................................................................................................5.10(a)
Omnipoint Intellectual Property.................................................................................................5.17
Omnipoint Pre-Issuance Percentage Interest.................................................................................6.2(b)(1)
Omnipoint Post-Issuance Percentage Interest................................................................................6.2(b)(1)
Omnipoint SEC Documents.......................................................................................................5.6(b)
Per Share Exchange Amount........................................................................................................3.1
Placement Fee...................................................................................................................4.14
Preemptive Right..............................................................................................................6.2(b)
Preemptive Right Notice....................................................................................................6.2(b)(1)
Principal Stockholder ......................................................................................................Preamble
Purchased Shares...........................................................................................................6.2(b)(2)
Recapitalization Event........................................................................................................3.2(b)
Related Agreements...........................................................................................................12.5(a)
Shares........................................................................................................................6.2(b)
Surviving Corporation.........................................................................................................2.1(a)
Tax Returns..................................................................................................................4.16(a)
Taxes.........................................................................................................................4.5(a)
Termination Date..........................................................................................................10.1(b)(1)
Transaction Costs............................................................................................................10.3(a)
VoiceStream Action..........................................................................................................12.15(a)
VoiceStream Extended End Date.............................................................................................10.1(b)(1)
VoiceStream Merger Closing Date...............................................................................................2.1(b)

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

       (c) Unless the context otherwise requires, the terms defined in this
Article 1 or elsewhere in this Agreement shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of any gender herein shall be deemed to include the neuter, masculine and feminine genders wherever necessary or appropriate.


                                    ARTICLE 2

                               THE MERGER; CLOSING

       SECTION 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement:

       (a) The Company shall merge with and into Omnipoint (with such merger referred to herein as the "Merger") at the Effective Time in accordance with the applicable provisions of Delaware Law. Following the Effective Time, the separate existence of the Company shall cease, and Omnipoint shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). The effects and consequences of the Merger shall be as set forth in this Agreement, the Certificate of Merger, and under the applicable provisions of Delaware law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Omnipoint shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Omnipoint shall become the debts, liabilities and duties of the Surviving Corporation.

       (b) Subject to the terms and conditions of this Agreement and the last sentence of this paragraph, the closing of the Transactions (the "Closing") shall take place at the offices of Piper & Marbury, 1200 Nineteenth Street, N.W., Washington, DC 20036, commencing at 10:00 a.m., local time, on the Closing Date. The "Closing Date" shall mean (i) in the event that the VoiceStream Merger Agreement has been terminated prior to satisfaction or waiver of the conditions set forth in Article 9 (excluding conditions, that by their terms, cannot be satisfied until the Closing Date), the fifth (5th) Business Day following the date on which the last of the conditions set forth in Article 9 is satisfied or waived (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the fulfillment or waiver of such conditions) and
(ii) in the event that the conditions in Article 9 have been satisfied or waived prior to the termination of the VoiceStream Merger Agreement, the date that is the earliest of: (A) the date of the closing of the VoiceStream Merger (the "VoiceStream Merger Closing Date"), provided, that all of the conditions set forth in Article 9 have been satisfied or waived (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the fulfillment or waiver of such conditions); (B) the first date after the VoiceStream Merger Closing

Date on which all of the conditions set forth in Article 9 have been satisfied or waived (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the fulfillment or waiver of such conditions); and (C) the fifth (5th) Business Day after the first date following the date that the VoiceStream Merger Agreement has been terminated on which the conditions set forth in Article 9 have been satisfied or waived (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the fulfillment or waiver of such conditions). The Closing shall take place immediately prior to, and as part of the same plan as, the consummation of the VoiceStream Merger, unless (i) the VoiceStream Merger Agreement has been terminated or (ii) Section 11.1(b) applies.

       (c) Subject to the terms and conditions of this Agreement, as soon as practicable following the Closing, the Parties shall, as applicable: (1) file a certificate of merger with respect to the Merger (the "Certificate of Merger") in such form as is reasonably acceptable to each Party and otherwise required by and executed in accordance with applicable Delaware Law and (2) make all other filings or recordings required under applicable Delaware Law. The Merger shall become effective at such time and date (the "Effective Time") which is the date and time that the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or such other date and time as the Company and Omnipoint shall agree should be specified in the Certificate of Merger and as may be permitted by Delaware Law.

       SECTION 2.2 Directors. The Board of Directors of Omnipoint immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable Delaware Law.

       SECTION 2.3 Certificate of Incorporation and Bylaws. The certificate of incorporation and bylaws of Omnipoint immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation as of the Effective Time.

       SECTION 2.4 Officers. The officers of Omnipoint immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable Delaware Law.


                                    ARTICLE 3

                 EFFECT OF THE MERGER ON SECURITIES OF OMNIPOINT
                                 AND THE COMPANY

       Subject to Article 11 hereof:

       SECTION 3.1 Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of Company Common Stock or Company Preferred Stock or any holder of shares of capital stock of Omnipoint or the

Parties: (1) subject to Section 3.2, each share of Company Common Stock (excluding any Dissenting Shares or shares of the Company Common Stock held by Omnipoint) that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of Series E Preferred Stock (collectively, the "Merger Shares"); (2) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with Delaware Law; and (3) each share of Company Preferred Stock that is issued and outstanding immediately prior to the Effective Time (after giving effect to any redemption of Preferred Stock contemplated by Section 6.2(b)(2) and Section 1.3 of the Securities Purchase Agreement) shall be converted into the right to receive the Per Share Exchange Amount (as defined). The term "Per Share Exchange Amount" shall mean the Liquidation Value (as defined) of each share of Company Preferred Stock plus all accrued and unpaid dividends thereon, and the term "Exchange Amount" shall mean the total of all Per Share Exchange Amounts in the aggregate. The term "Liquidation Value" shall mean $1,000 per share of Company Preferred Stock. The Exchange Amount, together with the Merger Shares, is collectively referred to herein as the "Merger Consideration." At the Effective Time, all such shares of Company Common Stock and Company Preferred Stock shall be automatically canceled and retired and cease to exist, and each holder of a Certificate or Certificates representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificates in accordance with this Agreement. Upon such conversion, the Company Common Stock issued to Omnipoint and outstanding immediately prior to the Effective Time shall be automatically canceled and retired and cease to exist. The term "Conversion Ratio" shall mean a fraction, the numerator of which shall be 1,775,000 and the denominator of which shall be the number of shares of Company Common Stock issued and outstanding, immediately prior to the Effective Time.

       SECTION 3.2 Adjustments.

       If between the date of this Agreement and the Effective Time the outstanding shares of Omnipoint Common Stock shall have been changed into a different number of shares, by reason of any stock dividend, subdivision, split or combination of shares (each, a "Recapitalization Event"), the numerator of the Conversion Ratio will be correspondingly adjusted to reflect such Recapitalization Event. Between the date of this Agreement and the Effective Time, the Company covenants and agrees not to effect or take any action with respect to a Recapitalization Event with respect to shares of Company Common Stock or Company Preferred Stock.

       SECTION 3.3 Surrender and Payment.

       (a) Prior to the Effective Time, Omnipoint shall appoint an agent reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging in accordance with Section 3.3(b), a certificate or certificates (the "Certificates") that, immediately prior to the Effective Time, represented issued and outstanding shares of Company Common Stock and Company Preferred Stock which were converted into the right to receive the applicable Merger Consideration pursuant to Section 3.1. At the Effective Time, Omnipoint will deposit (or cause to be deposited) with the Exchange Agent the Merger Consideration to be exchanged in respect of such shares (the "Exchange Fund"). Promptly after the Effective Time, Omnipoint will send, or will cause the Exchange Agent to send to each holder of record of shares of Company Common Stock and Company Preferred Stock at the Effective Time (the "Holders"), a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange.

       (b) Subject to Section 3.5, upon surrender to the Exchange Agent of its Certificate or Certificates for cancellation, together with a properly completed letter of transmittal, duly executed, and such other documents as may be reasonably required by the Exchange Agent, the Holder of such Certificate or Certificates will be entitled to receive promptly after the Effective Time, the Merger Consideration in accordance with this Agreement. Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive the appropriate Merger Consideration in accordance with this Agreement.

       (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate so surrendered is registered, it shall be a condition to such payment that such Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

       (d) At the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock or Company Preferred Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 3 and this Agreement.

       (e) Any portion of the Exchange Fund made available to the Exchange Agent pursuant to Section 3.3(a) that remains unclaimed by the Holders one year after the Effective Time shall be returned to Omnipoint, upon demand, and any such Holder who has not exchanged its shares for the Merger Consideration in accordance with this Section 3.3 prior to that time shall thereafter look only to Omnipoint for payment of such consideration, any dividends and distributions in respect of such shares, in each case without any interest thereon. Notwithstanding the foregoing, Omnipoint shall not be liable to any Holder for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by the Holders five years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Body) shall become, to the extent permitted by applicable law, the property of Omnipoint free and clear of any claims or interest of any Person previously entitled thereto.

       (f) No dividends or other distributions with respect to any Merger Shares shall be paid to the Holder of any unsurrendered Certificates until such Certificates are surrendered as provided in Section 3.3. Following such surrender, there shall be paid, without interest, to the Person in whose name such Merger Shares have been registered, (1) at the time of such surrender, the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable on the date of such surrender, with respect to such Merger Shares, and (2) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender, and with a payment date subsequent to surrender, payable with respect to such Merger Shares.

       (g) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 3.3(a) to pay for shares for which appraisal rights have been perfected shall be returned to Omnipoint upon demand.

       (h) All Merger Consideration issued upon the surrender for exchange of shares of Company Common Stock or Company Preferred Stock, as the case may be, in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock or Company Preferred Stock.

       SECTION 3.4 Exchange Agent Instructions. At the Effective Time, Omnipoint shall instruct the Exchange Agent to (i) issue the certificates representing the Merger Shares to the Holders of Certificates that, immediately prior to the Effective Time, represented issued and outstanding shares of Company Common STOCK and (ii) pay the Exchange Amount to the Holders of Certificates that, immediately prior to the Effective time, represented issued and outstanding shares of Company Preferred Stock; in each case, in accordance with the terms and conditions of this Article 3.

       SECTION 3.5 Dissenting Shares. Notwithstanding Section 3.1, Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a Holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with
Section 262 of Delaware Law, if such Section 262 provides for appraisal rights for such shares in the Merger ("Dissenting Shares") shall not be converted into a right to receive the Merger Shares unless and until such holder fails to perfect, withdraws or otherwise loses its right to appraisal and payment under Delaware Law. If, after the Effective Time, any such Holder fails to perfect, withdraws or loses its right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Shares, if any, to which such Holder is entitled, without interest or dividends thereon. The Company shall give Omnipoint prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Omnipoint shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Omnipoint, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

       SECTION 3.6 Withholding Rights. Omnipoint and the Company (to the extent it uses its funds to redeem the Company Preferred Stock) shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 3 such amounts as it is required to deduct and withhold with respect to the making of such payment under any applicable provision of federal, state, local or foreign tax law. If Omnipoint so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to such Person, as the case may be, in respect of which Omnipoint made such deduction and withholding.

       SECTION 3.7 Lost Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and executing an indemnity reasonably satisfactory to Omnipoint (and, if required by Omnipoint in the case of a Certificate representing more than 1,000 shares, the posting by such Person of a bond, in such reasonable amount as Omnipoint may direct, as indemnity) indemnifying Omnipoint against any claim that may be made against Omnipoint, the Surviving Corporation or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares represented by such Certificate in accordance with this Agreement.


                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       Except as otherwise disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, the Company represents and warrants to Omnipoint as follows:

       SECTION 4.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and authority required to carry on its business as now conducted and to own, operate and lease its property. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, has not had and would not be reasonably expected to have a Company Material Adverse Effect. The Company has heretofore delivered or made available to Omnipoint true and complete copies of the certificate of incorporation and bylaws of the Company as currently in effect.

       SECTION 4.2 Corporate Authorization.

       (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company's corporate powers and, except for the required approval of the Company's stockholders of this

Agreement and the Transactions, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Omnipoint constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by equitable principles of general applicability.

       (b) At a meeting duly called and held, the Company's Board of Directors has: (1) determined that this Agreement and the Transactions are advisable and fair to and in the best interests of the Company's stockholders; (2) approved and adopted this Agreement and the Transactions; and (3) resolved (subject to Section 8.7(b)) to recommend approval and adoption of this Agreement by its stockholders. No other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement or to consummate the Transactions (other than, with respect to the Transactions, the approval and adoption of the Transactions and this Agreement by holders of the shares of Company Common Stock to the extent required by the Company's certificate of incorporation and by applicable Delaware Law).

       SECTION 4.3 Governmental Authorization.

       (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no action by or in respect of, or filing with, any Governmental Body, other than:
(1) the filing of the Certificate of Merger in accordance with Delaware Law; (2) compliance with any applicable requirements of the HSR Act; (3) compliance with any applicable requirements of the 1934 Act; (4) compliance with any applicable requirements of the Communications Act; (5) compliance with FAA regulations; (6) compliance with any applicable requirements of state and local public utility commissions or similar entities; and (7) any actions or filing, the absence of which would not in the aggregate prevent or delay consummation of the Transactions in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect or would not in the aggregate have a Company Material Adverse Effect.

       (b) The Company has not made any material misstatements of fact, or omitted to disclose any fact, to any Government Body or in any report, document or certificate filed therewith, which misstatements or omissions, individually or in the aggregate, could subject any material licenses or authorizations to revocation or failure to renew.

       SECTION 4.4 FCC Matters.

       (a) The Company holds, and is qualified and eligible to hold, all licenses, permits and other authorizations issued by the FCC, that are listed in
Schedule 4.4A of the Company Disclosure Schedules (the "Company FCC Licenses"), and the Company FCC Licenses comprise all licenses, permits and other authorizations issued to the Company by the FCC. The Company has no applications for a license, permit, or other authorization or for approval or consent pending before the FCC.

       (b) The Company FCC Licenses are valid and in full force and effect and except as set forth in Schedule 4.4B of the Company Disclosure Schedules, the Company is not and has not been delinquent in payment on or in default under any installment obligation owed to the United States Treasury or the FCC in connection with the Company FCC Licenses.

       (c) All material reports and applications required by the Communications Act or required to be filed with the FCC by the Company have been filed and are accurate and complete in all material respects.

       (d) The Company is, and has been, in compliance in all material respects with the Company FCC Licenses and the Communications Act.

       (e) There is not pending as of the date hereof any application, petition, objection, pleading or proceeding with the FCC or any public service commission or similar body having jurisdiction or authority over the Company which questions the validity of or contests any Company FCC License or which, if accepted or granted, or concluded adversely, could result in (as applicable) the revocation, cancellation, suspension, dismissal, denial or any materially adverse modification of any Company FCC License or imposition of any substantial fine or forfeiture against the Company.

       SECTION 4.5 Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions do not and will not: (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation, bylaws, stockholders agreement or other governing instrument of the Company;
(ii) assuming compliance with the matters referred to in Section 4.3, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree; (iii) assuming Section 9.1(e) is satisfied, require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which the Company is entitled, except as set forth on Schedule 4.5, under (A) any provision of any agreement or other instrument binding upon the Company or
(B) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating in any way to, the assets or business of, the Company; or

(iv) result in the creation or imposition of any Lien on any asset of the Company other than such exceptions in the case of clauses (ii) through (iv) as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect or to materially impact or delay the ability of the Company to consummate the Transactions.

       SECTION 4.6 Capitalization.

       (a) The authorized capital stock of the Company consists of 19,615,000 shares, comprised of: (1) 16,000,000 shares of Class A Common Stock; (2) 3,600,000 shares of Class B Common Stock; and (3) 15,000 shares of Company Preferred Stock.

       (b) As of the close of business on October 20, 1999, there were issued and outstanding: (1) 2,215,248 shares of Class A Common Stock; (2) 2,224,126 shares of Class B Common Stock; and (3) 7,800 shares of Company Preferred Stock. All outstanding shares of capital stock of the Company have been duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive rights. Except as set forth in Schedule 4.6B of the Company Disclosure Schedules, as of the date hereof, there are no declared or accrued but unpaid dividends with regard to any issued and outstanding shares of capital stock of the Company. All of the issued and outstanding shares of the capital stock of the Company were issued in compliance with applicable federal and state securities laws.

       (c) Except as set forth on Schedule 4.6C of the Company Disclosure Schedules, there are no authorized or outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued or issuable by the Company or other agreements or commitments to which the Company is a party of any character relating to the issued or unissued capital stock or other securities of the Company, including any agreement or commitment obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other securities of the Company, to grant, extend or enter into any subscription, option, warrant, right or convertible or exchangeable security or other similar agreement or commitment with respect to the Company or obligating the Company to make any payments pursuant to any stock based or stock related plan or award. Except as set forth on Schedule 4.6C of the Company Disclosure Schedules, there are no preemptive rights, rights of first refusal, rights of first offer or any similar rights granted with respect to the securities or any assets of the Company.

       (d) Except as set forth on Schedule 4.6D of the Company Disclosure Schedules, there are no agreements, voting trusts, proxies or understandings with respect to the voting or registration of any shares of capital stock or other securities of the Company either (1) between or among the Company and its stockholders or (2) between or among any of the Company's stockholders.

       SECTION 4.7 Subsidiaries; Investments. The Company does not have any direct or indirect Subsidiaries, and does not own or hold, directly or indirectly, an Investment Interest in any Person.

       SECTION 4.8 SEC Filings.

       (a) The Company has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since August 13, 1997.

       (b) The Company has filed with the SEC: (1) the Company 10-K; (2) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 1998; and (3) all of its other reports, statements, schedules, forms, exhibits and registration statements and all other documents required to be filed with the SEC since December 31, 1998 (the "1999 Company SEC Documents") (the documents referred to in Sections 4.8(a) and (b), collectively, the "Company SEC Documents").

       (c) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

       (d) As of its filing date, each Company SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

       (e) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

       SECTION 4.9 Financial Statements. The audited financial statements and unaudited interim financial statements of the Company included in the Company SEC Documents fairly present, in all material respects, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the SEC rules and regulations applicable to unaudited financial statements), the financial position of the Company as of the dates thereof and its results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

       SECTION 4.10 Absence of Certain Changes. Between the Company Balance Sheet Date and the date hereof, the business of the Company has been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence or development which, individually or in the aggregate, has had or would be reasonably expected to have a Company Material Adverse Effect, and since June 30, 1999, the Company has not taken any of the actions described in Section 6.1.

       SECTION 4.11 No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would be required to be reflected on a balance sheet of the Company prepared in accordance with GAAP, and there is no existing condition, situation or set of circumstances that would be reasonably expected to result in such a liability or obligation, other than for:

       (a) Taxes, if any, arising out of, or attributable to the Transactions;

       (b) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto or in Company SEC Documents filed prior to the date hereof or in the Company 10-K;

       (c) liabilities or obligations that, individually or in the aggregate, have not had and would not be reasonably expected to have a Company Material Adverse Effect; or

       (d) liabilities incurred in the ordinary course of business since the Company Balance Sheet Date.

       SECTION 4.12 Compliance with Laws and Court Orders. The Company holds all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all Governmental Bodies necessary for the lawful conduct of its business as presently conducted, except where the failure to hold any of the foregoing, individually or in the aggregate, has not had and would not be reasonably expected to have a Company Material Adverse Effect. The Company is and has been in compliance with, and to the knowledge of the Company, except as set forth in Schedule 4.12 of the Company Disclosure Schedules, is not under investigation or audit with respect to and has not been threatened to be charged with or given notice of any violation of, any such license, franchise, certificate, consent, permit, qualification or authorization, applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that, individually or in the aggregate, have not had and would not be reasonably expected to have a Company Material Adverse Effect.

       SECTION 4.13 Litigation. Except as set forth in Schedule 4.13 of the Company Disclosure Schedules, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its respective properties before any court or arbitrator or before or by any other Governmental Body, that, individually or in the aggregate, would be reasonably expected to have a Company Material Adverse Effect.

       SECTION 4.14 Finders' Fees/Placement Fee. Except for fees payable by the Company described in Schedule 4.14 of the Company Disclosure Schedules (the "Company Fees") which shall be paid in accordance with, and subject to, Section 6.6(b) hereof, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from Omnipoint, any of Omnipoint's Subsidiaries or the Company in connection with the Transactions. The Company represents and warrants that the payment of the Company Fees in accordance with Section 6.4 hereof shall satisfy the Company's obligation in full in respect of the Company Fees. Copies of any engagement agreements with the Persons entitled to receive any part of the Company Fees have been provided to Omnipoint, and except for the Company Fees, no other investment banker, broker, finder or similar fees are payable.

       SECTION 4.15 Taxes.

       (a) Except as set forth in Schedule 4.15 of the Company Disclosure Schedules and except as would not have a Company Material Adverse Effect: (1) all Company Tax Returns required to be filed with any taxing authority by, or with respect to, the Company have been timely filed in accordance with all applicable laws or an appropriate extension of time to file such Company Tax Returns has been obtained; (2) the Company has timely paid all Taxes (other than Taxes which are being contested in good faith by appropriate proceeding and for which adequate reserves are reflected on the Company Balance Sheet) shown as due and payable on the Company Tax Returns that have been so filed, or otherwise due and such Tax Returns are true, correct and complete; as of the time of filing, the Company Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of the Company; (3) the Company has made provision for all Taxes payable by the Company for which no Company Tax Return has yet been filed; (4) the charges, accruals and reserves for Taxes with respect to the Company reflected on the Company Balance Sheet are adequate to cover the Tax liabilities accruing through the date thereof; (5) there is no action, suit, proceeding, audit or claim now pending or, to the knowledge of the Company, proposed against or with respect to the Company in respect of any Tax where an adverse determination is reasonably likely; (6) the Company is not currently, and never has been the subject of a federal income tax examination; (7) there are no Liens or encumbrances for Taxes on any of the assets of the Company except Liens for current Taxes not yet due; and (8) the Company is not a party to any Tax allocation or sharing agreements that could give rise to a liability after the Closing. For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any federal, state, local or foreign governmental body and any interest, penalties, or additions to tax attributable thereto. For purposes of this Agreement, "Tax Returns" shall mean any return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

       (b) The Company is not nor has it been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the five year period immediately preceding the date of this Agreement.

       (c) The Company has never: (i) been a member of an "affiliated group" within the meaning of Section 1504 of the Code; (ii) filed a federal consolidated return or any combined state or local tax return comparable to a federal consolidated tax return; or (iii) had any liability for Tax under Treasury Regulation Section 1.1502-6 or any other similar provision of state, local, foreign or other law.

       (d) The business currently carried on by the Company is its "historic business" within the meaning of Treasury Regulation Section 1.368-1(d), and the Company has not taken any action or failed to take any action which would prevent Omnipoint from continuing the "historic business" of the Company or from using a "significant portion" of the Company's "historic business" assets in a business following the Merger.

       (e) The Company has not sold or otherwise disposed of any of its assets in contemplation of the Merger, except for dispositions of such assets in the ordinary course of business.

       (f) The Company has not taken any action or failed to take any action which would result in Omnipoint acquiring less than 90 percent (90%) of the fair market value of the Company's net assets and 70 percent (70%) of the fair market value of the Company's gross assets held immediately prior to the Effective Time. For purposes of determining the percentage of the Company's "net assets" and "gross assets" to be acquired by Omnipoint, the following assets will be treated as held by the Company immediately prior to, but not acquired by Omnipoint pursuant to the Merger: (i) assets disposed of by the Company prior to the Merger and in contemplation thereof (including, without limitation, any assets disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intention existing during the period ending on the Closing Date and beginning with the commencement of negotiations (whether formal or informal) with Omnipoint regarding the Merger); (ii) assets used by the Company to pay the Company's stockholders, if any, who perfect dissenters' rights; (iii) assets used by the Company to pay reorganization expenses or other liabilities incurred in connection with the Merger; and (iv) assets used to make distributions, redemptions or other payments (except for regular, normal distributions) in respect of the capital stock of the Company (including payments treated as such for tax purposes) that are made prior to the Merger and are part of the plan of the Merger.

       (g) Except for redemptions of the Company Preferred Stock in accordance with Section 6.2(b)(2) of this Agreement or Section 1.3 of the Securities Purchase Agreement, neither the Company nor any person related to the Company within the meaning of Treasury Regulation Section 1.368-1(e)(3), determined without regard to Treasury Regulation Section 1.368-1(e)(3)(i)(A) has, in contemplation of the Merger or as a part of a plan of which the Merger is a part, (i) made any extraordinary distributions (within the meaning of Treasury Regulation Section 1.368-1T(e)(1)(ii)(A)), with respect to any stock of the Company or (ii) redeemed or repurchased any stock of the Company.

       (h) To the knowledge of the Company except for a transfer occurring pursuant to the VoiceStream Merger, there is no plan or intention on the part of any stockholder of the Company, directly or indirectly, to sell, exchange, transfer, or otherwise dispose of any shares of Series E Preferred Stock received in the Merger to Omnipoint or any person related to Omnipoint within the meaning of Section 1.368-1(e)(3) of the Treasury Regulations.

       SECTION 4.16 Tax Opinions. There are no facts or circumstances relating to the Company that would prevent Latham & Watkins from delivering the opinion referred to in Section 9.3(b) as of the date hereof (other than facts or circumstances under which the condition in such Section would, by its terms, be deemed to have been satisfied).

       SECTION 4.17 Employee Benefit Plans. Except as set forth in Schedule 4.17 of the Company Disclosure Schedules, the Company neither has established nor maintains nor is obligated to make contributions to or under or otherwise participate in any Employee Plan or Benefit Arrangements. The Company has not previously made, is not currently making and is not obligated in any way to make any contributions to any Multiemployer Plan.

       SECTION 4.18 Environmental Matters; Real Property.

       (a) Except as have not had and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect:

           (1) no notice, notification, demand, request for information, citation, summons or order has been received by the Company, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of the Company, is threatened against the Company by any Governmental Body or other Person relating to or arising out of any Environmental Law;

           (2) the Company is and has been in material compliance with all Environmental Laws and all Environmental Permits; and

           (3) there are no liabilities of or relating to the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

       (b) There have been no environmental assessments, investigations, studies, audits, tests, reviews or other analyses conducted (collectively, "Environmental Reports") of which the Company has knowledge in relation to the current or prior business of the Company or any property or facility now or previously owned or leased by the Company that reveal matters that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

       (c) The Company does not and has not owned, leased or subleased any real property.

       (d) For purposes of this Section 4.18, the term "the Company" shall include any entity that is, in whole or in part, a predecessor of the Company.

       SECTION 4.19 Intellectual Property. With such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have a Company Material Adverse Effect, the Company owns or has a valid license to use each trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right (collectively, the "Company Intellectual Property") necessary to carry on its business substantially as currently conducted. The Company has not received any notice of infringement of or conflict with, and to the Company's knowledge, there are no infringements of or conflicts with, the rights of any Person with respect to the use of any Company Intellectual Property that, in either such case, individually or in the aggregate, have had or would be reasonably expected to have, a Company Material Adverse Effect.

       SECTION 4.20 Contracts. The Company is not a party to or bound by: (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or any agreement, contract or commitment that would be such a "material contract" but for the exception for contracts entered into in the ordinary course of business; (ii) any non-competition agreement or any other agreement or obligation which materially limits or will materially limit the Company from engaging in the business of providing wireless communications services or from developing wireless communications technology anywhere in the world; or (iii) any management agreement, technical services agreement or other agreement whereby the Company is provided or is required to provide management or technical services to any other Person. With such exceptions as, individually or in the aggregate, have not had, and would not be reasonably expected to have, a Company Material Adverse Effect, (x) each of the contracts, agreements and commitments of the Company is valid and in full force and effect and (y) the Company has not violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such contract, agreement or commitment. To the knowledge of the Company, no counterparty to any such contract, agreement or commitment has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both would constitute a default or other breach under the provisions of, such contract, agreement or commitment, except for defaults or breaches which, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Company Material Adverse Effect. The Company is neither a party to, nor otherwise a guarantor of or liable with respect to, any interest rate, currency or other swap or derivative transaction. The Company has provided or made available to Omnipoint a copy of each agreement described in item (i), (ii) or (iii) above.

       SECTION 4.21 Employment Matters. As of the date hereof, the Company neither has or has had any employees and neither has paid nor is obligated to pay any employee or executive compensation. To the best knowledge of the Company, there is not threatened any labor dispute, grievance or litigation relating to labor, safety or discrimination matters, including charges of unfair labor practices or discrimination complaints, involving the Company. There has been no engagement in any unfair labor practices by the Company within the meaning of the National Labor Relations Act.

       SECTION 4.22 Vote Required. The only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the Transactions is the affirmative vote of the holders of a majority of the votes entitled to be cast by all holders of the outstanding shares of Company Common Stock (the "Company Stockholders' Approval").

       SECTION 4.23 Antitakeover Statutes and Charter Provisions. The Company has taken all action necessary to exempt the Merger and this Agreement and the Transactions from the restrictions of Section 203 of Delaware Law, and, accordingly, neither such Section nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions.

       SECTION 4.24 Insurance. Schedule 4.24 of the Company Disclosure Schedules sets forth a list and brief description as of the date hereof, of all policies of fire, liability and other forms of insurance and material fidelity bonds held by the Company. As of the date hereof, each such policy and fidelity bond is in full force and effect, and there are no disputed claims arising under such policies or fidelity bonds.

       SECTION 4.25 Bank Accounts; Power of Attorney. As of the date hereof,
Schedule 4.25 of the Company Disclosure Schedules sets forth a complete list of all bank accounts, savings deposits, money-market accounts, certificates of deposit, safety deposit boxes, and similar investment accounts with banks or other financial institutions maintained by or on behalf of the Company showing the depository bank or institution address, account number and names of signatories (collectively, the "Company Bank Account Information"). There are not outstanding powers of attorney executed on behalf of the Company.

       SECTION 4.26 Transactions with Affiliates. Except as set forth in
Schedule 4.26 of the Company Disclosure Schedules, no Affiliate of the Company nor any stockholder, officer, director, partner, member, consultant or employee of the Company or any Affiliate thereof, is at the date hereof a party to any transaction with the Company, including any contract or arrangement providing for the furnishing of services to or by, providing for rental of real or personal property (including intellectual property) to or from, or otherwise requiring payments to or from the Company or any Affiliate thereof.

                                    ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF OMNIPOINT

       Except as disclosed in the Omnipoint SEC Documents filed prior to the date hereof, Omnipoint represents and warrants to the Company as follows:

       SECTION 5.1 Corporate Existence and Power. Omnipoint is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and authority required to carry on its business as now conducted and to own, operate and lease its property. Omnipoint is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, has not had and would not be reasonably expected to have an Omnipoint Material Adverse Effect. Omnipoint has heretofore delivered or made available to the Company true and complete copies of the certificate of incorporation and bylaws of Omnipoint as currently in effect.

       SECTION 5.2 Corporate Authorization.

       (a) The execution, delivery and performance by Omnipoint of this Agreement and the consummation by Omnipoint of the Transactions are within its corporate powers and have been duly authorized by all necessary corporate action on the part of Omnipoint, and to the extent required, its stockholders. This Agreement has been duly and validly executed and delivered by Omnipoint, and, assuming the due and valid authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding agreement of Omnipoint, enforceable against it in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by equitable principles of general applicability.

       (b) At a meeting duly called and held, Omnipoint's Board of Directors has
(i) determined that this Agreement and the Transactions are advisable and fair to and in the best interests of Omnipoint's stockholders and (ii) approved and adopted this Agreement and the Transactions. No other corporate proceedings on the part of Omnipoint or its stockholders are necessary to authorize or approve this Agreement or to consummate the Transactions.

       (c) The Recapitalization (as defined in the Side Agreement) is valid under Delaware Law.

       SECTION 5.3 Governmental Authorization.

       (a) The execution, delivery and performance by Omnipoint of this Agreement and the consummation by Omnipoint of the Transactions require no action by or in respect of, or filing with, any Governmental Body, other than:
(1) the filing of the Certificate of Merger in accordance with Delaware Law; (2) compliance with any applicable requirements of the HSR Act; (3) compliance with any applicable requirements of the 1934 Act; (4) compliance with any applicable requirements of the Communications Act; (5) compliance with FAA regulations; (6) compliance with any applicable requirements of state and local public utility commissions or similar entities; and (7) any actions or filing, the absence of which would not in the aggregate prevent or delay consummation of the Transactions in any material respect, or otherwise prevent Omnipoint from performing its obligations under this Agreement in any material respect or would not in the aggregate have a Omnipoint Material Adverse Effect.

       (b) Omnipoint has not made any material misstatements of fact, or omitted to disclose any fact, to any Governmental Body or in any report, document or certificate filed therewith, which misstatements or omissions, individually or in the aggregate, could subject any material licenses or authorizations to revocation or failure to renew.

       SECTION 5.4 Non-contravention. The execution, delivery and performance by Omnipoint of this Agreement and the consummation by Omnipoint of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation, bylaws, stockholders agreement or other governing instrument of any member of the Omnipoint Group or any Omnipoint Investment; (ii) assuming compliance with the matters referred to in Section 5.3, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree; (iii) require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which any member of the Omnipoint Group or any Omnipoint Investment is entitled under (A) any provision of any agreement or other instrument binding upon any member of the Omnipoint Group or any Omnipoint Investment or (B) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating in any way to, the assets or business of, any member of the Omnipoint Group or any Omnipoint Investment; or (iv) result in the creation or imposition of any Lien on any asset of any member of the Omnipoint Group or any Omnipoint Investment, other than such exceptions in the case of clauses (ii), (iii) and (iv) as would not be, individually or in the aggregate, reasonably expected to have a Omnipoint Material Adverse Effect or materially impair or delay the ability of Omnipoint to consummate the Transactions.

       SECTION 5.5 SEC Filings.

       (a) Omnipoint has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1997.

       (b) Omnipoint has delivered or made available to the Company: (1) the Omnipoint 10-K; (2) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Omnipoint held since December 31, 1998; and (3) all of its other reports, statements, schedules, forms, exhibits and registration statements and all other documents required to be filed with the SEC since December 31, 1998 (the "1999 Omnipoint SEC Documents") (the documents referred to in Sections 5.5(a) and (b), collectively, the "Omnipoint SEC Documents").

       (c) As of its filing date, each Omnipoint SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

       (d) As of its filing date, each Omnipoint SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

       (e) Each Omnipoint SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

       SECTION 5.6 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Omnipoint included in the Omnipoint SEC Documents fairly present, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Omnipoint and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

       SECTION 5.7 Absence of Certain Changes. Since the Omnipoint Balance Sheet Date, the business of each member of the Omnipoint Group and each Omnipoint Investment has been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence or development which, individually or in the aggregate, has had or would be reasonably expected to have a Omnipoint Material Adverse Effect.

       SECTION 5.8 Compliance with Laws and Court Orders. Each member of the Omnipoint Group and each Omnipoint Investment holds all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all Governmental Bodies necessary for the lawful conduct of their business, except where the failure to hold any of the foregoing, individually or in the aggregate, has not had and would not be reasonably expected to have a Omnipoint Material Adverse Effect. Each member of the Omnipoint Group and each Omnipoint Investment is and has been in compliance with, and to the knowledge of Omnipoint, is not under investigation or audit with respect to and has not been threatened to be charged with or given notice of any violation of, any such license, franchise, certificate, consent, permit, qualification or authorization, applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that, individually or in the aggregate, have not had and would not be reasonably expected to have a Omnipoint Material Adverse Effect.

       SECTION 5.9 Litigation. There is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of Omnipoint, threatened against or affecting, any member of the Omnipoint Group or any Omnipoint Investment or any of their respective properties before any court or arbitrator or before or by any other Governmental Body, that, individually or in the aggregate, would be reasonably expected to have an Omnipoint Material Adverse Effect.

       SECTION 5.10 FCC Matters.

       (a) Each member of the Omnipoint Group holds, and is qualified and eligible to hold, all material licenses (including, without limitation, C-Block and F-Block broadband PCS licenses), permits and other authorizations issued by the FCC to such entity for the operation of their respective businesses, all of which are set forth in Schedule 5.10A of the Omnipoint Disclosure Schedules (the "Omnipoint FCC Licenses").

       (b) The Omnipoint FCC Licenses are valid and in full force and effect and none of Omnipoint, any of the Omnipoint Subsidiaries or any Omnipoint Investment is or has been delinquent in payment on or in default under any installment obligation owed to the United States Treasury in connection with the Omnipoint FCC Licenses.

       (c) All material reports and applications required by the Communications Act or required to be filed with the FCC by any member of the Omnipoint Group or any Omnipoint Investment have been filed and are accurate and complete in all material respects.

       (d) Each member of the Omnipoint Group is, and has been, in compliance in all material respects with, and the wireless communication systems operated pursuant to the Omnipoint FCC Licenses have been operated in compliance in all material respects with, the Communications Act.

       (e) There is not pending as of the date hereof (and no facts are known to any member of the Omnipoint Group, which if known by the FCC or any public service commission or similar body having jurisdiction or authority over the communications operations of any member of the Omnipoint Group, would result
in), any application, petition, objection, pleading or proceeding with the FCC or any public service commission or similar body having jurisdiction or authority over the communications operations of any member of the Omnipoint Group which questions the validity of or contests any Omnipoint FCC License or which, if accepted or granted, or concluded adversely, could result in the revocation, cancellation, suspension or any materially adverse modification of any Omnipoint FCC License or imposition of any substantial fine or forfeiture against any member of the Omnipoint Group except as set forth in Schedule 5.10E of the Omnipoint Disclosure Schedules.

       SECTION 5.11 No Undisclosed Material Liabilities. There are no liabilities or obligations of any member of the Omnipoint Group or any Omnipoint Investment of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would be required to be reflected on a balance sheet of Omnipoint prepared in accordance with GAAP, and there is no existing condition, situation or set of circumstances that would be reasonably expected to result in such a liability or obligation, other than for:

       (a) Taxes, if any, arising out of, or attributable to the Transactions;

       (b) liabilities or obligations disclosed and provided for in the Omnipoint Balance Sheet or in the notes thereto or in Omnipoint SEC Documents filed prior to the date hereof or in the Omnipoint 10-K;

       (c) liabilities or obligations that, individually or in the aggregate have not had and would not be reasonably expected to have a Omnipoint Material Adverse Effect; or

       (d) liabilities incurred in the ordinary course of business since the Omnipoint Balance Sheet Date.

       SECTION 5.12 Capitalization.

       (a) As of the date hereof, the authorized capital stock of Omnipoint consists of 210,000,000 shares, comprised of: (1) 200,000,000 shares of Omnipoint Common Stock and 10,000,000 shares of Omnipoint Preferred Stock.

       (b) As of the close of business on October 19, 1999, there were issued and outstanding (i) 53,857,909 shares of Omnipoint Common Stock (inclusive of all shares of restricted stock granted under any compensatory plans or arrangements), (ii) Omnipoint stock options to purchase an aggregate of 7,741,060 shares of Omnipoint Common Stock ("Omnipoint Options"), (iii) no phantom shares or stock units issues under any stock option compensation or deferred compensation plan or arrangement, (iv) Omnipoint warrants to purchase an aggregate of

2,446,437 shares of Omnipoint Common Stock ("Omnipoint Warrants") and (v) 337,500 shares of Omnipoint Preferred Stock comprised of 325,000 shares of Convertible Preferred Stock and 12,500 shares of Series A Preferred Stock. All outstanding shares of capital stock of Omnipoint have been, and all shares that may be issued pursuant to any compensatory plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive rights. The Omnipoint Disclosure Schedules set forth the number of shares of Omnipoint Common Stock into which such Omnipoint Options or Omnipoint Warrants are exercisable. All of the issued and outstanding shares of the capital stock of Omnipoint were issued in compliance with applicable federal and state securities laws.

       (c) Except as set forth in Section 5.12(a) or on Schedule 5.12C of the Omnipoint Disclosure Schedules, there are no outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued by Omnipoint or any Omnipoint Subsidiary or other agreements or commitments to which any member of the Omnipoint Group or any Omnipoint Investment is a party of any character relating to the issued capital stock or other securities of Omnipoint, including any agreement or commitment obligating any member of the Omnipoint Group or any Omnipoint Investment to issue, deliver or sell, or cause to be issued, delivered of sold, shares of capital stock or other securities of Omnipoint, to grant, extend or enter into any subscription, option, warrant, right or convertible or exchangeable security or other similar agreement or commitment with respect to Omnipoint of obligating Omnipoint to make any payments pursuant to any stock based or stock related plan or award. There are no preemptive rights, rights of first refusal, rights of first offer or any similar rights granted with respective to the securities or any assets of any members of the Omnipoint Group.

       SECTION 5.13 Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Omnipoint or any Omnipoint Subsidiary who might be entitled to any fee or commission from the Company, Omnipoint or any of the Omnipoint Subsidiaries in connection with the Transactions.

       SECTION 5.14 Taxes.

       (a) Except as set forth in Schedule 5.14 of the Omnipoint Disclosure Schedules and except as would not have a Omnipoint Material Adverse Effect, (i) all Omnipoint Tax Returns required to be filed with any taxing authority by, or with respect to, Omnipoint and the Omnipoint Subsidiaries have been timely filed in accordance with all applicable laws or an appropriate extension of time to file such Omnipoint Tax Returns has been obtained; (ii) Omnipoint and the Omnipoint Subsidiaries have timely paid all Taxes (other than Taxes which are being contested in good faith by appropriate proceeding and for which adequate reserves are reflected on the Omnipoint Balance Sheet) shown as due and payable on the Omnipoint Tax Returns that have been so filed or otherwise due and such Tax Returns are true, correct and complete; as of the time of filing, the Omnipoint Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Omnipoint and the

Omnipoint Subsidiaries; (iii) Omnipoint and the Omnipoint Subsidiaries have made provision for all Taxes payable by Omnipoint and the Omnipoint Subsidiaries for which no Omnipoint Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to Omnipoint and the Omnipoint Subsidiaries reflected on the Omnipoint Balance Sheet are adequate to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now pending or, to the knowledge of Omnipoint, proposed against or with respect to Omnipoint or any Omnipoint Subsidiary in respect of any Tax where an adverse determination is reasonably likely; (vi) Omnipoint is not currently, and never has been the subject of a federal income tax examination; and (vii) there are no Liens or encumbrances for Taxes on any of the assets of Omnipoint or any Omnipoint Subsidiary except Liens for current Taxes not yet due;

       (b) Omnipoint and the Omnipoint Subsidiaries (i) have never been a member of an "affiliated group" within the meaning of Section 1504 of the Code, or a similar provision of state, local or foreign law, that does not have Omnipoint as its common parent corporation, and (ii) do not have and have never had any liability for Tax of any person (other than Omnipoint or the Omnipoint Subsidiaries) under Treasury Regulation Section 1.1502-6 or any other similar provision of state, local, foreign or other law;

       (c) Except for transfers described in Section 368(a)(2)(C) of the Code, Treasury Regulation Section 1.368-2(k)(1) or Treasury Regulation Section 1.368-1(d), including for purposes of this exception, transfers of assets to a partnership in which Omnipoint owns at least a one third interest, Omnipoint has no plan or intention to sell or otherwise dispose of the assets acquired from the Company in the Merger;

       (d) Omnipoint plans to continue at least one significant historic business line of the Company, or use at least a significant portion of the Company's historic business assets, in each case within the meaning of Treasury Regulation Section 1.368-1(d);

       (e) Except for the 300,000 shares of Company Common Stock acquired by Omnipoint pursuant to the Securities Purchase Agreement and any shares of Additional Company Common Stock acquired pursuant to Section 6.2(b) and the cash to be paid for the Company Preferred Stock neither Omnipoint, nor any person related to Omnipoint, as defined in Treasury Regulation Section 1.368-1(e)(3), has redeemed or otherwise acquired any stock of the Company with consideration other than stock of Omnipoint; and

       (f) Except for the cash to be paid to the holders of Series E Preferred Stock in connection with the VoiceStream Merger, neither Omnipoint, nor any person related to Omnipoint, as defined in Treasury Regulation Section 1.368-1(e)(3) (including any person who becomes related to Omnipoint as a result of the VoiceStream Merger) has a plan to acquire any Series E Preferred Stock issued in the Merger with consideration other than stock of Holdings.

       SECTION 5.15 Tax Opinions. There are no facts or circumstances relating to

Omnipoint that would prevent Piper Marbury from delivering the opinion referred to in Section 9.2(b) as of the date hereof (other than facts or circumstances under which the condition in such Section would, by its terms, be deemed to have been satisfied).

       SECTION 5.16 Transactions with Affiliates. Except with respect to compensation and other benefits paid to employees in the ordinary course of business, no Affiliate of the Omnipoint Group or Omnipoint Investment nor any stockholder, officer, director, partner, member, consultant or employee of any thereof, is at the date hereof a party to any transaction with any member of the Omnipoint Group or Omnipoint Investment, including any contract or arrangement providing for the furnishing of services to or by, providing for rental of real or personal property (including intellectual property) to or from, or otherwise requiring payments to or from any member of the Omnipoint Group or any Omnipoint Investment, or any Affiliate thereof.

       SECTION 5.17 Intellectual Property. With such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have a Omnipoint Material Adverse Effect, each member of the Omnipoint Group and each Omnipoint Investment own or have a valid license to use each trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right (collectively, the "Omnipoint Intellectual Property") necessary to carry on its business substantially as currently conducted. No member of the Omnipoint Group or any Omnipoint Investment has received any notice of infringement of or conflict with, and to Omnipoint's knowledge, there are no infringements of or conflicts with, the rights of any Person with respect to the use of any Omnipoint Intellectual Property that, in either such case, individually or in the aggregate, have had or would be reasonably expected to have, a Omnipoint Material Adverse Effect.

       SECTION 5.18 VoiceStream Merger Agreement. Omnipoint has delivered to the Company a correct and complete copy of the VoiceStream Merger Agreement in effect as of the date hereof.


                                    ARTICLE 6

                            COVENANTS OF THE COMPANY

       The Company covenants and agrees that:

       SECTION 6.1 Interim Operations. Except as expressly contemplated hereby, without the prior written consent of Omnipoint, the Company shall conduct its business in all material respects in the ordinary course consistent with past practice and use all reasonable efforts to: (i) preserve intact its present business organization; (ii) keep available the services of its officers; (iii) maintain in effect all material foreign, federal, state and local licenses, approvals and authorizations, including, without limitation, the Company FCC Licenses, all material licenses and permits that are required for the Company to carry on its business as currently conducted or proposed to be conducted; and (iv) preserve existing relationships with its material partners, lenders, suppliers and others having material business relationships with it so that the business or prospects of the Company shall not be adversely affected in any material respect as of the Effective Time. Further, and without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the prior written consent of Omnipoint, the Company shall not:

       (a) subject to Section 6.2, amend its certificate of incorporation or bylaws or other applicable governing instrument;

       (b) subject to Section 6.2, amend any term of any of its outstanding securities;

       (c) split, combine, subdivide or reclassify any shares of its capital stock or other equity interests or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities, other than the issuance of shares of Company Preferred Stock as dividends on outstanding shares of Company Preferred Stock as of the date hereof in accordance with the terms of the Company Preferred Stock;

       (d) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization;

       (e) subject to Section 6.2, issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class or other equity interests or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or other equity interests, other than the issuance of shares of Company Preferred Stock as dividends on outstanding shares of Company Preferred Stock as of the date hereof in accordance with the terms of the Company Preferred Stock;

       (f) make any capital expenditures, except for capital expenditures not exceeding $500,000 in the aggregate;

       (g) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, limited liability company, partnership, other business organization or division thereof, licenses or other assets of any Person, other than in the ordinary course of business;

       (h) sell, lease, license, encumber or otherwise transfer any assets (including any licenses);

       (i) incur, assume or guarantee any Indebtedness other than pursuant to agreements in effect on the date hereof and listed on the Company Disclosure Schedules;

       (j) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Liens for Taxes that are not yet due, statutory liens or to secure Indebtedness or other obligations permitted by this Agreement;

       (k) make any loan, advance or capital contributions to or investment in any Person, or acquire any Investment Interest;

       (l) enter into any contract or agreement, other than in the ordinary course of business, or relinquish or amend in any material respect any material contract (as defined in Item 601(b)(1) of Regulation S-K of the SEC) to which the Company is a party, other than transactions and commitments contemplated by this Agreement;

       (n) enter into any agreement or arrangement that materially limits or otherwise materially restricts the Company or any of its Affiliates or any successor thereto or that could, after the Effective Time, limit or restrict any of Omnipoint, the Surviving Corporation or any of its Affiliates, from engaging in the business of providing wireless communications services or developing wireless communications technology anywhere in the world or otherwise from engaging in any other business;

       (o) enter into any employment, deferred compensation or other similar agreement with any director or officer of the Company or with any other Person; or establish or adopt any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer of the Company or any other Person; increase the compensation, bonus or other benefits payable to any director, or officer of the Company; or amend the terms of any outstanding option or right to purchase shares of Company Common Stock or other capital stock of the Company;

       (p) change (1) its methods of accounting or accounting practices in any material respect, except as required by concurrent changes in GAAP or by law or
(2) its fiscal year;

       (q) acquire any Investment Interest;

       (r) settle any material litigation, investigation, arbitration, proceeding or other claim;

       (s) make any material tax election or enter into any settlement or compromise of any material tax liability;

       (t) take any action, other than as expressly permitted by this Agreement, that would make any representation or warranty of the Company hereunder inaccurate in any material respect at the Effective Time; or

       (u) agree or commit to do any of the foregoing.

       SECTION 6.2 Equity Issuances by the Company.

       (a) Notwithstanding any provision of this Agreement to the contrary, except as set forth in this Section 6.2, no provision hereof (including without limitation, Section 6.1 hereof) shall limit the right or ability of the Company, between the date hereof and the Closing (i) to issue any shares of capital stock (including shares of Company Common Stock or any options, warrants or other rights exercisable for shares of capital stock of the Company) ("Additional Company Capital Stock") that provide by the terms of such Additional Company Capital Stock for the automatic conversion of such shares of Additional Company Capital Stock (other than Company Common Stock) into shares of Company Common Stock immediately prior to the Effective Time; provided, that, the consideration received by the Company in respect of the issuance of such Additional Company Capital Stock, after giving effect to the automatic conversion of such shares of capital stock into shares of Company Common Stock, is equal to a price per share of at least $10.00 (each such issuance, an "Issuance"), and (ii) to amend its certificate of incorporation to the extent necessary to permit the issuance of Additional Company Capital Stock of the Company permitted by the foregoing clause (i); provided, that, with respect to the foregoing clause (i) - (ii): (1) the Additional Company Capital Stock to be issued pursuant to an Issuance shall not have any designations, powers, preferences and relative and other special rights that would permit such Additional Company Capital Stock of the Company to control the Company or to cause the Company to take any actions set forth in
Section 6.1(a)-(u); (2) the Company shall not take any actions in issuing Additional Company Capital Stock that would materially delay or impair the consummation of the Transactions; (3) the total aggregate amount of the gross proceeds of any such Issuances shall not exceed $20,000,000; (4) the Company shall not consummate any Issuance that would result in (a) the Company's ineligibility to hold the Company FCC Licenses or (b) in the Company having the right to redeem (other than pursuant to the terms of the Additional Company Capital Stock issued pursuant to such Issuance) any shares of Company Common Stock or shares of Additional Company Common Stock held by Omnipoint as a result of Omnipoint's exercise of the Preemptive Right in connection with such Issuance; (5) the Company shall not take any actions that would result in AerForce Communications, Inc., owning securities of the Company representing less than 50.1% of the voting power of the Company's equity securities on a Fully-Diluted Basis (as defined); and (6) each purchaser of such shares shall, at the time, execute and deliver to Omnipoint the Voting Agreement; and (7) the Company shall comply with paragraphs (b) and (c) below.

       (b) Preemptive Right. Subject to the terms and conditions specified in this paragraph (b), the Company hereby grants to Omnipoint a preemptive right to purchase its pro rata portion of any shares of Additional Company Capital Stock that the Company issues pursuant to any Issuance in accordance with the following provision (the "Preemptive Right").

       (1) The Company shall give to Omnipoint written notice by certified mail (the "Preemptive Right Notice") of any proposed Issuance of Additional Company Capital Stock no later than the time such offer is made to other offerees (the "Offer Date"). Omnipoint shall have fifteen (15) days from the closing of any such Issuance to agree to purchase up to its pro rata portion of such shares of Additional Company Capital Stock issued pursuant to such Issuance for the price and on the terms and conditions as any other purchaser of such shares by giving written notice to the Company and stating therein the quantity of shares (up to a maximum of its pro rata portion) to be purchased. The Company agrees to sell and issue to Omnipoint such shares of Additional Company Capital Stock that Omnipoint elects to purchase on the same terms and conditions as any other purchaser of such shares. For purposes of the Preemptive Right, Omnipoint's pro rata portion of shares of Additional Company Capital Stock issued pursuant to any Issuance is equal to the number of shares of such Additional Company Capital Stock that, when added to the number of shares of Company Common Stock issued or issuable to Omnipoint on a Fully-Diluted Basis prior to such Issuance would result in the Omnipoint Post-Issuance Percentage Interest being equal to the Omnipoint Pre-Issuance Percentage Interest. "Omnipoint Pre-Issuance Percentage Interest" means, with respect to any Issuance, the fraction equal to the number of shares of Company Common Stock issued or issuable to Omnipoint on a Fully-Diluted Basis immediately prior to such Issuance, divided by the total number of shares of Company Common Stock on a Fully-Diluted Basis outstanding immediately prior to such Issuance. "Omnipoint Post-Issuance Percentage Interest" means with respect to any Issuance, the fraction equal to the number of shares of Company Common Stock issued or issuable to Omnipoint on a Fully-Diluted Basis immediately after such Issuance, divided by the total number of shares of Company Common Stock on a Fully-Diluted Basis outstanding immediately after such Issuance. "Fully-Diluted Basis" gives effect, without duplication, to all shares of Company Common Stock outstanding at the time of determination plus all shares of Company Common Stock issuable as if all Additional Company Common Stock had been converted or exercised (in the case of options, warrants or other rights exercisable for shares of Company Common Stock), including the effect of any Recapitalization Event.

       (2) In the event Omnipoint exercises the Preemptive Right and purchases up to its pro rata portion of the shares of Additional Company Capital Stock (such purchased shares, the "Purchased Shares"), the Company agrees to use immediately prior to the Effective Time the aggregate gross proceeds of the sale of such Purchased Shares (1) to redeem shares of Company Preferred Stock at the Per Share Exchange Amount, or (2) to repay the principal and interest on loans from the Federal Communications Commission relating to the Company FCC Licenses, unless, in each case, the Company or Omnipoint should determine that such payment would result in Omnipoint acquiring less than ninety percent (90%) of the fair market value of the Company's "net assets" and less than seventy percent (70%) of the fair market value of the Company's "gross assets", measured for this purpose, immediately prior to the Effective Time. For purposes of determining the percentage of the Company's "net assets" and "gross assets" to be acquired by Omnipoint, the following assets will be treated as held by the Company immediately prior to, but not acquired by Omnipoint pursuant to the Merger: (i) assets disposed of by the Company prior to the Merger and in contemplation thereof (including, without limitation, any assets disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intention existing during the period ending on the Closing Date and beginning with the commencement of negotiations (whether formal or informal) with Omnipoint regarding the Merger); (ii) assets used by the Company to pay the Company's stockholders, if any, who perfect dissenters' rights; (iii) assets used by the Company to pay reorganization expenses or other liabilities incurred in connection with the Merger; and (iv) assets used to make distributions, redemptions or other payments (except for regular, normal distributions) in respect of the capital stock of the Company (including payments treated as such for tax purposes) that are made prior to the Merger and are part of the plan of the Merger.

       (c) The Company hereby agrees that with respect to any Issuance, (i) the shares of Additional Company Capital Stock to be issued pursuant to and in accordance with this Section 6.2 shall, when issued, sold and delivered, will be duly and validly issued, fully-paid and nonassessable and shall be issued in compliance with the registration requirements of all applicable federal and state securities laws and (ii) the Company shall not provide any information, as may be amended and supplemented ("Offering Information") to any offeree that shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall provide Omnipoint with copies of all Offering Information to be distributed in any Issuance on or prior to the Offer Date and shall pay all fees and expenses related to such Issuance, including, without limitation, preparation and distribution of the Offering Information.

       SECTION 6.3 No Solicitation.

       (a) From the date hereof until the termination hereof, the Company will not, and will cause its Affiliates, and the officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors of the Company and their respective Affiliates not to, directly or indirectly: (1) take any action to knowingly solicit, initiate, facilitate or encourage the submission of any Acquisition Proposal; (2) engage in any discussions or negotiations with, or disclose any non-public information relating to the Company or afford access to the properties, books or records of the Company to, any Person who is known by the Company to be considering making, or has made, an Acquisition Proposal; (3) (A) approve any transaction under
Section 203 of the Delaware Law or (B) approve of any Person becoming an "interested stockholder" under Section 203 of Delaware Law or (4) enter into any agreement with respect to an Acquisition Proposal. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from complying with Rule 14e-2 and Rule 14d-9 under the 1934 Act with regard to an Acquisition Proposal; provided that the Board of Directors of the Company shall not recommend that the stockholders of the Company tender their shares in connection with a tender offer except to the extent the Board of Directors of the Company by a majority vote determines in its good faith judgment that such a recommendation is required to comply with the fiduciary duties of the Board of Directors of the Company to shareholders under applicable Delaware Law, after receiving the advice of outside legal counsel.

       (b) The Company will notify Omnipoint promptly (but in no event later than 24 hours) after receipt by the Company (or any of its representatives or advisors) of any Acquisition Proposal, or of any request for non-public information relating to the Company or for access to the properties, books or records of the Company by any Person who is known to be considering making, or has made, an Acquisition Proposal. The Company shall provide such notice orally and in writing and shall identify the Person making, and the terms and conditions of, any such Acquisition Proposal, indication or request. The Company shall keep Omnipoint fully informed, on a prompt basis (but in any event no later than 24 hours), of the status and details of any such Acquisition Proposal, indication or request. The Company shall, and shall cause the directors, employees and other agents of the Company to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons (other than Omnipoint and its Affiliates) conducted prior to the date hereof with respect to any Acquisition Proposal.

       SECTION 6.4 Access to Information. The Company shall: (i) give to Omnipoint and Omnipoint's counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Company; (ii) at Omnipoint's request, furnish to Omnipoint and Omnipoint's counsel, financial advisors, auditors and other authorized representatives all financial and operating data and all information concerning all capital expenditures and other information to which the Company's Board of Directors or the officers of the Company are provided or have access to (all of the foregoing to be furnished to Omnipoint simultaneously with the same being furnished to any member of the Company's Board of Directors or officers of the Company); and (iii) instruct its counsel, financial advisors, auditors and other authorized representatives to cooperate with Omnipoint (and its representatives and agents) in its investigation. Any investigation pursuant to this Section 6.4 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company.

       SECTION 6.5 Confidentiality. Except as contemplated hereby, none of the parties hereto shall (or permit its Representatives (as defined) to), directly or indirectly, disclose any information received from the another Party or its Representatives (as defined) in connection with the Transactions, including without limitation, information received during a Party's due diligence investigation (such party receiving such information, the "Receiving Party" and such party disclosing such information, the "Disclosing Party"); except as required by law or judicial or administrative processes. Information will not be subject to the provisions of this Section 6.5 which (i) is or becomes publicly available other than as a result of a breach by the Receiving Party; (ii) is or becomes available on a non-confidential basis from a source which is not prohibited by contract or law from disclosing such information to the Receiving Party; or (iii) was known by the Receiving Party prior to the disclosure thereof by the Disclosing Party other than by means that would be a violation of this Section 6.5 had it been in effect at the time of disclosure. As used herein, the term "Representatives" refers a Party's directors, officers, employees, affiliates, representatives or agents. The Parties acknowledge and agree that any breach of this Section 6.5 by a Party would cause irreparable harm to the other party hereto and that, in such event, such other party shall have the right, among other things, to preliminary and injunctive relief, in addition to any other relief to which such other party may be entitled. In the event that the Transactions are not consummated, the Receiving Party shall promptly return all such written information provided by the Disclosing Party or its Representatives and destroy any copies or notes derived therefrom.

       SECTION 6.6 Payment of Company Fees.

       (a) Prior to or simultaneously with the execution of this Agreement, the Company shall place in escrow the Finders' Fees described in Section 4.14 hereof (such amount together with all interest thereon, collectively the "Escrow Fund"). In the event this Agreement is terminated in accordance with its terms, the Escrow Fund shall be released to Gabelli. In the event that the Transactions have been consummated, at the Closing, the Escrow Fund shall be released to Omnipoint.

       (b) At the Closing, Omnipoint shall issue to Gabelli on behalf of the Company 25,000 shares of Series E Preferred Stock (the "Fee Shares") in satisfaction of the Company's liability with respect to the Company Fees.


                                    ARTICLE 7

                             COVENANTS OF OMNIPOINT

       SECTION 7.1 Director and Officer Liability.

       (a) Omnipoint shall indemnify and hold harmless and advance expenses to the present and former officers and directors of the Company and each person who prior to the Effective Time becomes an officer or director of the Company (each an "Indemnified Person"), in respect of acts or omissions by them in their capacities as such occurring at or prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the Transactions) to the same extent provided under the Company's certificate of incorporation and bylaws in effect on the date hereof (collectively, the "Indemnified Losses"); provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Without limiting the generality of the foregoing, the Indemnified Losses shall include reasonable costs of prosecuting a claim under this Section 7.1a). Omnipoint shall periodically advance or reimburse each Indemnified Person for all reasonable fees and expenses of counsel constituting Indemnified Losses as such fees and expenses are incurred; provided that such Indemnified Person shall agree to promptly repay to

Omnipoint the amount of any such reimbursement if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such Indemnified Person is not entitled to be indemnified by Omnipoint in connection with such matter.

       (b) The rights of each Indemnified Person and its heirs and legal representatives under this Section 7.1 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company, or under Delaware Law or any other applicable laws. These rights shall survive consummation of the Transactions and are intended to benefit, and shall be enforceable by, each Indemnified Person.

       SECTION 7.2 Certificate of Designations for Series E Preferred Stock. As soon as practicable after the date hereof, Omnipoint shall adopt and file with the Secretary of State of the State of Delaware the Certificate of Designation establishing the designations, powers, preferences, limitations, restrictions and relative rights of the Series E Preferred Stock, substantially in the form attached hereto as Exhibit A (the "Certificate of Designation"). Between the date hereof and the earliest of: (i) the Effective Time; (ii) the termination of this Agreement; or the time when Section 11.1(b) applies, Omnipoint shall not amend or modify the Certificate of Designation without the prior consent of the Company.

                                    ARTICLE 8

                            COVENANTS OF THE PARTIES

       Each of the parties hereto agree that:

       SECTION 8.1 Best Efforts

       (a) Subject to the terms and conditions of this Agreement, each of the Parties will use its reasonable best efforts to promptly (1) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transactions as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and (2) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party (including consents of the FAA and other Governmental Bodies) that are necessary, proper or advisable to consummate the Transactions; provided, however, that no member of the Omnipoint Group or its Affiliates shall be required to divest or hold separate any assets or otherwise take or commit to take any action that limits, in any material respect, its freedom of action with respect to any member of the Omnipoint Group or any Omnipoint Investment or any material portion of the assets of the Company or assets of the Omnipoint Group. Subject to applicable laws relating to the exchange of information, Omnipoint and the Company shall have the right to review in advance, and to the extent practicable to consult with each other on, all the information relating to the Company or any member of the Omnipoint Group or any Omnipoint Investment, as applicable, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Bodies in connection with the Transactions.

       (b) As promptly as practicable after the execution and delivery of this Agreement, Omnipoint and the Company shall prepare all appropriate applications for FCC approval, and such other documents as may be required, with respect to the transfer of control of the Company to Omnipoint (collectively, the "FCC Applications"). Not later than the third Business Day following execution and delivery of this Agreement, Omnipoint and the Company will exchange with each other their respective completed portions of the FCC Applications. Not later than the fifth Business Day following the execution and delivery of this Agreement, Omnipoint and the Company shall file, or cause to be filed, the FCC Applications. If the Effective Time shall not have occurred for any reason within any applicable initial consummation period, and neither Omnipoint nor the Company shall have terminated this Agreement pursuant to Section 10.1, Omnipoint and the Company shall jointly request one or more extensions of the consummation period of such grant. No party hereto shall knowingly take, or fail to take, any action if the intent or reasonably anticipated consequence of such action or failure to act is, or would be, to cause the FCC not to grant approval of the FCC Applications or delay either such approval or the consummation of the transfer of control of the Company. Each of the Company and Omnipoint shall bear its own expenses in connection with the preparation and prosecution of the FCC Applications. The Company and Omnipoint shall each use all reasonable efforts to prosecute the FCC Applications in good faith and with due diligence before the FCC and in connection therewith shall take such action or actions as may be necessary or reasonably required in connection with the FCC Applications, including furnishing to the FCC any documents, materials or other information requested by the FCC in order to obtain such FCC approval as expeditiously as practicable.

       (c) Promptly after the date hereof, the Company and Omnipoint (as may be required pursuant to the HSR Act) will complete all documents required to be filed with the Federal Trade Commission and the Department of Justice in order to comply with the HSR Act and, not later than 10 Business Days after the date hereof, together with the Persons who are required to join in such filings, shall file the same with the appropriate Governmental Bodies. The Company and Omnipoint shall promptly furnish all materials thereafter required by any of the Governmental Bodies having jurisdiction over such filings, and shall take all reasonable actions and shall file and use all reasonable efforts to have declared effective or approved all documents and notifications with any such Governmental Bodies, as may be required under the HSR Act or other federal antitrust laws for the consummation of the Transactions and any other transactions contemplated hereby.

       (d) In addition to the filings required by the HSR Act and the Communications Act, the Parties shall: (1) as promptly as possible and in any event within 15 days after the date hereof file with any other applicable Governmental Bodies (including, but not limited to the FAA) the applications and related documents required to be filed by such Governmental Bodies (and prosecute diligently any such applications, including providing such information as such Governmental Bodies may reasonably request) in order to consummate the Transactions, (2) cooperate with each other as may reasonably be requested in connection with the foregoing, and (3) otherwise use their best efforts to obtain promptly the requested consent and approval of the applications by any applicable Governmental Bodies. The Company and Omnipoint shall each pay one half (1/2) of all filing or other Governmental Body filing or grant fees in connection with the applications requesting its consent to the consummation of the Transactions (other than SEC filing fees and fees payable under this HSR
Act).

       SECTION 8.2 Registration Statement and Information Statement. The Company and Omnipoint shall cooperate and promptly prepare and file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the 1933 Act, with respect to the Merger Shares issuable in connection with the Merger, a portion of which Registration Statement shall also serve as the information statement with respect to the stockholders of the Company in connection with the Transactions (the "Information Statement/Prospectus"). The respective parties shall cause the Information Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder. Omnipoint shall use all reasonable efforts, and the Company shall cooperate with Omnipoint, to have the Form S-4 declared effective by the SEC prior to the Effective Time and to keep the Form S-4 effective as long as is necessary to consummate the Transactions. Omnipoint shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Form S-4 to the Company and advise the Company of any verbal comments with respect to the Form S-4 received from the SEC. Omnipoint shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities laws or "Blue Sky" permits or approvals required to carry out the Transactions and shall pay all expenses incident thereto. Omnipoint agrees that the Information Statement/Prospectus and each amendment or supplement thereto at the time of the mailing thereof; or in the case of the Form S-4 and each amendment or supplement thereto at the time it is filed or becomes effective, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Omnipoint in reliance upon and in conformity with written information concerning the Company furnished to Omnipoint by the Company specifically for use in the Information Statement/Prospectus. The Company agrees that the written information concerning the Company specifically provided by it for inclusion in the Information Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof, or, in the case of written information concerning the Company provided by the Company specifically for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Information Statement/Prospectus shall be made by the Company or Omnipoint without the approval of the other party. Omnipoint shall advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Omnipoint Common Stock issuable in connection with the Transactions for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Information Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. Omnipoint shall pay all fees and expenses, other than attorneys' and accounting fees and expenses, incurred in relation to the printing and filing of the Form S-4 and the Information Statement/Prospectus.

       SECTION 8.3 Public Announcements. So long as this Agreement is in effect, Omnipoint and the Company will consult with each other before issuing any press release or making any public statement with respect to the Transactions and except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, any such press release or public statement as may be required by applicable law or any listing agreement with any national securities exchange or NASDAQ may be issued without such consent, if the party making such release or statement has used its reasonable efforts to consult with the other party.

       SECTION 8.4 Further Assurances. At and after the Effective Time, the officers and directors of the Company and Omnipoint will be authorized to execute and deliver, in the name and on behalf of the Surviving Corporation any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Surviving Corporation, any other actions and things to vest, perfect or confirm of record in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Transactions.

       SECTION 8.5 Notices of Certain Events. Each of Omnipoint and the Company shall promptly notify the other of:

       (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

       (b) any notice or other communication from any Governmental Body in connection with the Transactions;

       (c) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be reasonably expected to cause any representation or warranty made by it and contained herein to be untrue or inaccurate in any material respect at any time during the period commencing on the date hereof and ending at the Effective Time; provided, however, that the delivery of any notice pursuant to this Section 8.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice;

       (d) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 8.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice;

       (e) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against such party which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
Section 4.13, in the case of the Company, or Section 5.11, in the case of Omnipoint, or which relate to the consummation of the Transactions; and

       (f) any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect on such party.

       SECTION 8.6 Tax-free Treatment. Prior to the Effective Time, each Party shall use its best efforts to cause the Merger to qualify as a reorganization described in Section 368(a) of the Code that will not result in gain to Omnipoint or the Company (except as set forth in Section 9.2(b)), to comply with their respective obligations under the Side Agreement and to obtain the opinions of counsel referred to in Sections 9.2(b) and 9.3(b), including the execution of the letters of representation referred to therein, and will not take any action reasonably likely to cause the Merger not to so qualify. After the Effective Time, each Party covenants that it will not take, or fail to take, any action that would cause the Merger not to qualify as a reorganization described in
Section 368(a) of the Code.

       SECTION 8.7 Stockholders' Approval.

       (a) The Company will, (1) subject to Section 8.7(b), use its reasonable best efforts to obtain the approval and adoption of this Agreement and the Merger from its stockholders and (2) otherwise comply with all legal requirements applicable to such approval.

       (b) Except as provided below, the Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Transactions by its stockholders and the Company shall each take all lawful action to solicit such approval, including timely mailing of the Information Statement/Prospectus. The Company shall be permitted to withdraw, or modify in a manner adverse to Omnipoint, its recommendation to its stockholders, but only if: (1) the Board of Directors of the Company determines in good faith by majority vote, on the basis of the advice of the Company's outside counsel, that it must take such action in order for the Board of Directors to comply with its fiduciary duties under applicable Delaware Law; (2) the Company shall have delivered to Omnipoint three business days' prior written notice advising the Company that it intends to take such action and the Company's Board of Directors has considered any proposed changes to this Agreement (if any) proposed by Omnipoint; and (3) the Company has fully and completely complied with Sections
6.3 and 8.5. Unless this Agreement is previously terminated in accordance with
Article 10, the Company shall submit this Agreement to its stockholders, even if the Company's Board of Directors determines at any time after the date hereof that it is no longer advisable or recommends that its stockholders reject it.

                                    ARTICLE 9

                            CONDITIONS TO THE MERGER

       SECTION 9.1 Conditions to the Obligations of Each Party. Unless otherwise waived by the Parties, the obligations of each Party to consummate the Transactions are subject to the satisfaction of the following conditions:

       (a) the Company Stockholders' Approval shall have been obtained;

       (b) any applicable waiting period under the HSR Act relating to the Transactions shall have expired or been terminated;

       (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Transactions;

       (d) all Governmental Consents shall have been obtained and be in effect, and be subject to no limitations, conditions, restrictions or obligations, except for such consents the failure to obtain would not, and such limitations, conditions, restrictions or obligation as would not, individually or in the aggregate, be reasonably expected to have an Omnipoint Material Adverse Effect;

       (e) the Form S-4 shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Form S-4 shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, or, to the knowledge of Omnipoint or the Company, threatened, and all necessary approvals under state securities laws relating to the issuance or trading of Omnipoint Common Stock to be issued to the Company's stockholders in connection with the Transactions shall have been received;

       (f) the FCC Consent shall have been obtained and shall not contain any conditions with respect to Omnipoint or the Company, which conditions would be reasonably expected to have an Omnipoint Material Adverse Effect;

       (g) each of the parties to the Side Agreement shall have performed its respective obligations thereunder and Omnipoint and the Company shall have received the opinion of Piper & Marbury to the effect that Omnipoint has the corporate power and authority to consummate its obligations under the Side Agreement under Delaware Law; and

       (h) any one of the following events shall have occurred: (1) all of the conditions set forth in Article 9 of the VoiceStream Merger Agreement shall have been satisfied or waived and the parties thereto shall be capable of consummating the VoiceStream Merger immediately after the Closing; (2) the VoiceStream Merger Agreement shall have been terminated in accordance with the terms thereof; or (3) Section 11.1(b) applies.

       SECTION 9.2 Conditions to the Obligations of Omnipoint. Unless otherwise waived by Omnipoint, the obligations of Omnipoint to consummate the Transactions are subject to the satisfaction of the following further conditions:

       (a) (1) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; (2) the representations and warranties of the Company contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or a Company Material Adverse Effect or any similar standard or qualification, shall be true and correct at and as of the Effective Time, as if made at and as of such time (other than representations or warranties that address matters only as of a certain date which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have a Company Material Adverse Effect; and (3) Omnipoint shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in (1) and (2);

       (b) Omnipoint shall have received an opinion of Piper & Marbury, in form and substance reasonably acceptable to Omnipoint, on the basis of certain facts, representations and assumptions set forth in the opinion, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization described in Section 368(a) of the Code and will not result in recognition of gain by Omnipoint or the Company, except for (i) gain, if any, resulting from the purchase by Omnipoint of shares of the Additional Capital Stock of the Company pursuant to the Securities Purchase Agreement and Section 6.2 and (ii) gain, if any, resulting from the payment of Company fees under Section 6.6. In rendering such opinion, such counsel shall be entitled to rely upon certain documentation including representations of officers of Omnipoint, the Company, VoiceStream and Holdings in form and substance reasonably acceptable to Piper & Marbury and Latham & Watkins;

       Notwithstanding the foregoing, the condition set forth in this Section 9.2(b) shall be deemed to have been satisfied if such opinion could be delivered but for the failure (or possible failure) of the Merger to satisfy the continuity of interest requirement of Treas. Reg. Section 1. 368-1(e) as a result of a change (or possible change) in the price of Series E Preferred Stock, Omnipoint Common Stock, VoiceStream Common Stock (as defined in the VoiceStream

Merger Agreement) or Holding Company Common Stock (as defined in the VoiceStream Merger Agreement) between the date hereof and the Effective Time.

       (c) Omnipoint shall have received an opinion of regulatory counsel of the Company, dated the Effective Time, in form and substance reasonably acceptable to Omnipoint;

       (d) Omnipoint shall have received an opinion of corporate counsel to the Company in form and substance reasonably acceptable to Omnipoint;

       (e) no more than 10% of the shares of Company Common Stock outstanding immediately prior to the Effective Time shall be Dissenting Shares; provided that shares of Company Common Stock held by Omnipoint or its Affiliates will in no event constitute Dissenting Shares for the purpose of this Section 9.2(e);

       (f) Omnipoint shall have received a certificate signed by an executive officer of the Company setting forth the Company's Bank Account Information; and

       (g) the FCC Consent shall have become a Final Order and shall not contain any conditions with respect to Omnipoint or the Company, which conditions would be reasonably expected to have an Omnipoint Material Adverse Effect.

       SECTION 9.3 Conditions to the Obligations of the Company. Unless otherwise waived by the Company, the obligations of the Company to consummate the Transactions are subject to the satisfaction of the following further conditions:

       (a) (1) Omnipoint shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; (2) the representations and warranties of Omnipoint contained in this Agreement and in any certificate or other writing delivered by Omnipoint pursuant hereto and the representations and warranties set forth in the Side Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Omnipoint Material Adverse Effect or any similar standard or qualification shall be true at and as of the Effective Time as if made at and as of such time (other than representations and warranties that address matters only as of a certain date, which shall be true as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have an Omnipoint Material Adverse Effect; and (3) the Company shall have received a certificate signed by an executive officer of Omnipoint certifying as to the matters set forth in (1) and (2);

       (b) The Company shall have received an opinion of Latham & Watkins, in form and substance reasonably acceptable to the Company on the basis of certain facts, representations and assumptions set forth in the opinion, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization described in Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain documentation including representations of officers of Omnipoint, the Company, VoiceStream and Holdings in form and substance reasonably acceptable to Latham & Watkins and Piper & Marbury;

       Notwithstanding the foregoing, the condition set forth in this Section 9.2(b) shall be deemed to have been satisfied if such opinion could be delivered but for the failure (or possible failure) of the Merger to satisfy the continuity of interest requirement of Treas. Reg. Section 1. 368-1(e) as a result of a change (or possible change) in the price of Series E Preferred Stock, Omnipoint Common Stock, VoiceStream Common Stock (as defined in the VoiceStream Merger Agreement) or Holding Company Common Stock (as defined in the VoiceStream Merger Agreement) between the date hereof and the Effective Time.

       (c) The Company shall have received an opinion of corporate counsel to Omnipoint in form and substance reasonably acceptable to the Company; and

       (d) no court, arbitrator or Governmental Body shall have issued any order, and there shall not be any statute, rule or regulation restraining or prohibiting the effective operation of the business of any member of the Omnipoint Group after the Effective Time that would be reasonably expected to have a Omnipoint Material Adverse Effect (after giving effect to the Transactions).

                                   ARTICLE 10

                                   TERMINATION

       SECTION 10.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

       (a) by mutual written agreement of Omnipoint and the Company;

       (b) by either Omnipoint or the Company, if:

           (1) the Transactions have not been consummated on or before July 31, 2000 (the "Termination Date"); provided, that, if the End Date (as defined in the VoiceStream Merger Agreement) of the VoiceStream Merger Agreement is extended (such extended End Date, the "VoiceStream Extended End Date"), then, Omnipoint may, upon written notice to the Company given on or before July 31, 2000, extend the Termination Date to the Voice Stream Extended End Date, provided that such date shall not be later than the first anniversary of the date hereof; provided further that the right to terminate this Agreement pursuant to this Section 10.1(b)(1) shall not be available to any party whose willful breach of any provision of this Agreement results in the failure of the Transactions to be consummated by the Termination Date;

       (2) (A) there shall be any law or regulation that makes consummation of the Transactions illegal or otherwise prohibited or (B) any judgment, injunction, order or decree of any court or other Governmental Body having competent jurisdiction enjoining Omnipoint and the Company from consummating the Transactions is entered and such judgment, injunction, order or decree shall have become final and non-appealable; or

       (3) any of the conditions to the terminating party's obligation to consummate the Transactions becomes incapable of being fulfilled.

       (c) by Omnipoint:

       (1) if the Board of Directors of the Company shall have withdrawn, or modified in a manner adverse to Omnipoint, its approval or recommendation of this Agreement and the Transactions, (or the Board of Directors of the Company resolves to do any of the foregoing);

       (2) if the Company shall have willfully and materially breached any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, including, without limitation, any of its obligations under Sections 8.7(b) or 6.3;

       (3) if the Company Stockholders' Approval shall not have been obtained on or before July 31, 2000;

       (4) a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.2(a) not to be satisfied, and such condition shall be incapable of being satisfied by the Termination Date; or

       (5) pursuant to Section 12.14 hereof.

       (d) by the Company:

       (1) if Omnipoint shall have willfully and materially breached any representation, warranty, covenant or agreement on the part of Omnipoint set forth in this Agreement;

       (2) if a breach of any representation, warranty, covenant or agreement on the part of Omnipoint set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.3(a) not to be satisfied, and such condition shall be incapable of being satisfied by the Termination Date;

       (3) pursuant to Section 12.14; or

       (4) pursuant to Section 12.15.

       The party desiring to terminate this Agreement pursuant to this Section
10.1 (other than pursuant to Section 10.1(a)) shall give notice of such termination to the other party.

       SECTION 10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect without liability, except as set forth in Section 10.3, of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except that the agreements contained in this Section 10.2 and Section 10.3 shall survive the termination hereof.

       SECTION 10.3 Fees and Expenses.

       (a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement, including, without limitation, attorneys' and accounting fees and expenses and investment bankers' fees (collectively, the "Transaction Costs") shall be paid by the party incurring such cost or expense whether or not the Transactions are consummated.

       (b) Notwithstanding anything to the contrary contained herein, no termination of this Agreement shall relieve any Party of any liability or damages resulting from any breach by such party of this Agreement.

                                   ARTICLE 11

                   MATTERS RELATING TO THE VOICESTREAM MERGER

       SECTION 11.1 Effect of the VoiceStream Merger on Securities of Omnipoint.

       (a) In the event that the VoiceStream Merger is consummated immediately after the Closing, the Parties agree that each Merger Share that is issued and outstanding immediately after the Effective Time and immediately prior to the effective time of the VoiceStream Merger shall, pursuant to the VoiceStream Merger, be exchanged for the right to receive the Standard Election Consideration (as defined in the VoiceStream Merger Agreement) multiplied by the Conversion Ratio.

       (b) In the event that the VoiceStream Merger is consummated prior to the Closing, the Parties agree that the Agreement shall be deemed to be amended as follows:

       (1) Section 1.1 shall be deemed to be amended to add the following definition:

           "'Merger Share Market Value' shall mean the Closing Date Market
Price (as such term is defined in the VoiceStream Merger Agreement) with respect to one share of VoiceStream Common Stock (as defined in the VoiceStream Merger Agreement)."

       (2) Clause (1) of the first sentence of Section 3.1 shall be deemed to be amended and restated in its entirety as follows:

       "(1) subject to Section 3.2, each share of Company Common Stock (excluding any Dissenting Shares or shares of the Company Common Stock held by Omnipoint) that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Standard Election Consideration (as such term is defined in the VoiceStream Merger Agreement) multiplied by the Conversion Ratio (the "Standard Election Consideration Amount");"

       (3) The fourth sentence of Section 3.1 shall be deemed to be amended and restated in its entirety as follows:

       "The Exchange Amount, together with the Standard Election Consideration Amount and the Fractional Consideration, are collectively referred to herein as the 'Merger Consideration'."

       (4) The following shall be deemed to be added immediately prior to the last sentence of Section 3.1:

       "For purposes of this Section 3.1, the term "Merger Shares" shall mean the shares of Holding Company Common Stock received as part of the Standard Election Consideration Amount."

       (5) Section 3.2 shall be deemed to be amended and restated in its entirety as follows:

       "SECTION 3.2 Fractional Shares; Adjustments.

       (a) No certificates or scrip representing fractional Merger Shares shall be issued to former holders of shares of Company Common Stock (the "Former Company Stockholders"), and such Former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of Omnipoint with respect to any fractional Merger Shares that would otherwise be issued to such Former Company Stockholders. All fractional Merger Shares that a Former Company Stockholder would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional Merger Share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash without interest determined by multiplying the Merger Share Market Value by the fraction of a Merger Share to which such holder would otherwise have been entitled (the "Fractional Consideration").

       (b) If between the date of this Agreement and the Effective Time the outstanding shares of Holding Company Common Stock shall have been changed into a different number of shares, by reason of any stock dividend, subdivision, split or combination of shares (each, a "Recapitalization Event"), the number of Merger Shares will be correspondingly adjusted to reflect such Recapitalization Event. Between the date of this Agreement and the Effective Time, the Company covenants and agrees not to effect or take any action with respect to a Recapitalization Event with respect to shares of Company Common Stock or Company Preferred Stock."

       (7) Section 3.3 shall be deemed to be amended as follows:

       (i) the phrase "Omnipoint" shall be replaced by the phrase "Holdings" throughout such Section 3.3;

       (ii) the first sentence of Section 3.3(f) shall be deemed to be amended and restated in its entirety as follows:

       "No dividends or other distributions with respect to any Merger Shares and no cash payment in lieu of fractional Merger Shares as provided in Section 3.2, shall be paid to the Holder of any unsurrendered Certificates until such Certificates are surrendered as provided in Section 3.3.";

       (iii) clause (1) of Section 3.3(f) shall be deemed to be amended and restated in its entirety as follows:

       "(1) at the time of such surrender, (A) in the case of Certificates, the amount of any cash payable in lieu of fractional Merger Shares to which such Person is entitled pursuant to Section 3.2, and (B) the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable on the date of such surrender, with respect to such Merger Shares,"

       (iv) Section 3.3(h) shall be deemed to be amended and restated in its entirety as follows:

       "(h) All Merger Consideration issued upon the surrender for exchange of shares of Company Common Stock or Company Preferred Stock, as the case may be, in accordance with the terms hereof (including any cash paid in lieu of fractional Merger Shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock or Company Preferred Stock."

       (8) Section 3.4 shall be deemed to be amended as follows: the phrase "Omnipoint" shall be replaced by the phrase "Holdings" throughout such Section 3.4.

       (9) Section 3.5 shall be deemed to be amended as follows: the phrase "Omnipoint" shall be replaced by the phrase "Omnipoint and Holdings" throughout such Section 3.5.

       (10) Section 3.6 shall be deemed to be amended as follows: the phrase "Omnipoint" shall be replaced by the phrase "Holdings" throughout such Section 3.6.

       (11) Section 3.7 shall be deemed to be amended as follows: the phrase "Omnipoint" shall be replaced by the phrase "Holdings" throughout such Section 3.7.

       (12) Section 4.15(h) of the Agreement shall be deemed to be amended and restated in its entirety as follows:

       "(h) To the knowledge of the Company, there is no plan or intention on the part of any stockholder of the Company, directly or indirectly, to sell, exchange, transfer or otherwise dispose of any shares of Holding Company Common Stock received in the Merger to Holdings or any person related to Holdings within the meaning of Section 1.368-1(e)(3) of the Treasury Regulations."

       (13) Sections 5.14(b), (e) and (f), respectively of the Agreement shall be deemed to be amended and restated in their entirety as follows:

       "(b) Omnipoint and the Omnipoint Subsidiaries (i) have never been a member of an "affiliated group" within the meaning of Section 1504 of the Code, or a similar provision of state, local or foreign law, that does not have either Omnipoint or Holdings as its common parent, and (ii) do not have and have never had any liability for Tax of any person (other than in the case of Omnipoint, the Omnipoint Subsidiaries, and in the case of each of the Omnipoint Subsidiaries, each other Omnipoint Subsidiary and Omnipoint, and other than Holdings and its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any other similar provision of state, local, foreign or other law;

       (e) Except for the 300,000 shares of Company Common Stock acquired by Omnipoint pursuant to the Securities Purchase Agreement and any shares of Additional Company Common Stock acquired pursuant to Section 6.2(b) and the cash to be paid for the Company Preferred Stock, neither Omnipoint, nor any person related to Omnipoint, as defined in Treasury Regulation Section 1.368-1(e)(3) (including any person who is related as a result of the VoiceStream Merger), has redeemed or otherwise acquired any stock of the Company; and

       (f) Neither Omnipoint nor any person related to Omnipoint, as defined in Treasury Regulation Section 1.368-1(e)(3) (including any person who becomes related to Omnipoint as a result of the VoiceStream Merger) has a plan to acquire any stock of Holdings issued in the Merger with consideration other than stock of Holdings."

       (14) Section 9.1 shall be deemed to be amended to add the following immediately at the end of paragraph (h) thereof:

       "; and

       (i) the Merger Shares shall have been approved for listing on the NASDAQ, subject to official notice of issuance."

       (c) In the event that the VoiceStream Merger Agreement is terminated prior to the Closing, the Parties agree that the Agreement shall be deemed to be amended as follows:

       (1) Recital A shall be deemed to be amended as follows: the phrase "Series E Preferred Stock" shall be replaced by the phrase "Omnipoint Common Stock" throughout such Recital.

       (2) Section 1.1 shall be deemed to be amended to add the following definition: "Merger Share Market Value" shall mean the average closing price per share on the Nasdaq National Market System for shares of Omnipoint Common Stock for the twenty (20) trading days ending one (1) day immediately prior to the Closing Date."

       (3) Clause (1) of the first sentence of Section 3.1 shall be deemed to be amended and restated in its entirety as follows:

       "(1) subject to Section 3.2, each share of Company Common Stock (excluding any Dissenting Shares or shares of the Company Common Stock held by Omnipoint) that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the number of shares of Omnipoint Common Stock equal to the Conversion Ratio (as defined) (collectively, the "Merger Shares");"

       (4) The fourth sentence of Section 3.1 shall be deemed to be amended and restated in its entirety as follows:

       "The Exchange Amount, together with the Merger Shares and the Fractional Consideration, are collectively referred to herein as the 'Merger
Consideration'."

       (5) Section 3.2 shall be deemed to be amended and restated in its entirety as follows:

       "SECTION 3.2 Fractional Shares; Adjustments.

       (a) No certificates or scrip representing fractional Merger Shares shall be issued to former holders of shares of Company Common Stock (the "Former Company Stockholders"), and such Former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of Omnipoint with respect to any fractional Merger Shares that would otherwise be issued to such Former Company Stockholders. All fractional Merger Shares that a Former Company Stockholder would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional Merger Share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash without interest determined by multiplying the Merger Share Market Value by the fraction of a Merger Share to which such holder would otherwise have been entitled (the "Fractional Consideration").

       (b) If between the date of this Agreement and the Effective Time the outstanding shares of Omnipoint Common Stock shall have been changed into a different number of shares, by reason of any stock dividend, subdivision, split or combination of shares (each, a "Recapitalization Event"), the number of Merger Shares will be correspondingly adjusted to reflect such Recapitalization Event. Between the date of this Agreement and the Effective Time, the Company covenants and agrees not to effect or take any action with respect to a Recapitalization Event with respect to shares of Company Common Stock or Company Preferred Stock."

       (6) Section 3.3 shall be deemed to be amended as follows:

       (i) the first sentence of Section 3.3(f) shall be deemed to be amended and restated in its entirety as follows:

       "No dividends or other distributions with respect to any Merger Shares and no cash payment in lieu of fractional Merger Shares as provided in Section 3.2, shall be paid to the Holder of any unsurrendered Certificates until such Certificates are surrendered as provided in Section 3.3.";

       (ii) clause (1) of Section 3.3(f) shall be deemed to be amended and restated in its entirety as follows:

       "(1) at the time of such surrender, (A) in the case of Certificates, the amount of any cash payable in lieu of fractional Merger Shares to which such Person is entitled pursuant to Section 3.2, and (B) the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable on the date of such surrender, with respect to such Merger Shares,"

       (iii) Section 3.3(h) shall be deemed to be amended and restated in its entirety as follows:

       "(h) All Merger Consideration issued upon the surrender for exchange of shares of Company Common Stock or Company Preferred Stock, as the case may be, in accordance with the terms hereof (including any cash paid in lieu of fractional Merger Shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock or Company Preferred Stock."

       (7) Section 7.2 shall be deemed to be amended and restated in its entirety as follows:

       "SECTION 7.2 Listing of Stock. Omnipoint shall use its reasonable efforts to cause the shares of Omnipoint Common Stock to be issued in connection with the Transactions to be approved for listing on NASDAQ, subject to official notice of issuance."

       (8) Section 9.1 shall be deemed to be amended to add the following immediately at the end of paragraph (h) thereof:

       "; and

       (i) the shares of Omnipoint Common Stock to be issued in the Transactions shall have been approved for listing on the NASDAQ, subject to official notice of issuance."

       (9) Section 9.3 shall be deemed to be amended to add the following immediately at the end of paragraph (d) thereof:

       "; and

       (e) Omnipoint and Gabelli shall have entered into a registration rights agreement with respect to the Fee Shares, in a form reasonably acceptable to the Company."

       (10) Section 6.6 (b) shall be deemed to be amended and restated in its entirety as follows:

       "(b) At the Closing, Omnipoint shall issue to Gabelli on behalf of the Company 25,000 shares of Omnipoint Common Stock (the "Fee Shares") in satisfaction of the Company's liability with respect to the Company Fees. Omnipoint shall grant to Gabelli registration rights with respect to the Fee Shares substantially similar to the registration rights granted to Omnipoint pursuant to the terms of the Securities Purchase Agreement."

       (11) Section 4.15(h) shall deemed to be amended as follows: the phrase "except for a transfer ocurring pursuant to the VoiceStream Merger" shall be deleted and the phrase "Series E Preferred Stock" shall be replaced with the phrase "Omnipoint Common Stock".

       (12) Section 5.14(c) shall be deemed to be amended as follows: the phrase "including for purposes of this exception, transfers of assets to a partnership in which Omnipoint owns at least a one third interest" shall be deleted.

       (13) Section 5.14(f) of the Agreement shall be deemed to be amended and restated in its entirety as follows:

       "(f) Neither Omnipoint, nor any person related to Omnipoint, as defined in Treasury Regulation Section 1.368-1(e)(3) has a plan to acquire any Omnipoint Common Stock issued in the Merger with consideration other than stock of Omnipoint."

       SECTION 11.2 Other Matters. In the event that the VoiceStream Merger Agreement is not terminated and the Closing occures prior to the closing of the VoiceStream Merger, the Parties intend that the VoiceStream Merger shall close and be effective immediately after the Closing on the date of the Closing, as part of an integrated plan to cause the Company to merge with and into Omnipoint in a transaction described in Section 368(a)(2)(D) of the Code.

                                   ARTICLE 12

                                  MISCELLANEOUS

       SECTION 12.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

                        if to the Company, to:

                                    East/West Communications, Inc.
                                    350 Stuyvesant Avenue
                                    Rye, New York 10580
                                    Attention:  Victoria G. Kane
                                    Fax: (203) 629-3680

                        with a copy to:

                                    Latham & Watkins
                                    1001 Pennsylvania Avenue, NW
                                    Suite 1300
                                    Washington, DC 20004
                                    Attention: James Barker, Esq.
                                               Daniel T. Lennon, Esq.
                                    Fax: (202) 637-5265
                        if to Omnipoint, to:

                                    Omnipoint Corporation
                                    Three Bethesda Metro Center
                                    Suite 400
                                    Bethesda, Maryland 20814
                                    Attention:  Doug G. Smith
                                    Fax: (301) 951-3591

                        with copies to:

                                    Piper & Marbury L.L.P.
                                    1200 Nineteenth Street, N.W.
                                    Washington, D.C.  20036
                                    Attention: Edwin M. Martin, Jr., Esq.
                                    Fax: (202) 233-2085

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

       SECTION 12.2 Reliance on Representations. Notwithstanding any investigation, knowledge or review made at any time by or on behalf of any party hereto, the parties acknowledge and agree that all representations and warranties contained in this Agreement, or in the Exhibits, the Company Disclosure Schedules, the Omnipoint Disclosure Schedules or in any of the documents, certification or agreements delivered in connection therewith are being relied upon as a material inducement to enter into this Agreement and the Transactions.

       SECTION 12.3 Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

       SECTION 12.4 Amendments; No Waivers.

       (a) Subject to applicable law, any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall be made or given that requires the approval of the stockholders of the Company unless the required approval is obtained.

       (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

       SECTION 12.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

       SECTION 12.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

       SECTION 12.7 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.1 shall be deemed effective service of process on such party.

       SECTION 12.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

       SECTION 12.9 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

       SECTION 12.10 Entire Agreement; No Third Party Beneficiaries. This Agreement, together with the Securities Purchase Agreement, the Voting Agreement, and the Side Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Except as set forth in
Section 7.1, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

       SECTION 12.11 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

       SECTION 12.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the Transactions be consummated as originally contemplated to the fullest extent possible.

       SECTION 12.13 Intentionally Omitted. .

       SECTION 12.14 Schedules.

       (a) Each of Omnipoint and the Company has set forth information in its respective Disclosure Schedules in a section thereof that corresponds to the section of this Agreement to which it relates. A matter set forth in one section of the Disclosure Schedules must be set forth in any other relevant section of the Disclosure Schedules irrespective of its relevance to the latter section of the Disclosure Schedules or section of the Agreement being apparent on the face of the information disclosed in the Disclosure Schedules. The fact that any item of information is disclosed in a Disclosure Schedule to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms "material" or "Material Adverse Effect" or other similar terms in this Agreement except as otherwise expressly set forth in such Disclosure Schedules.

       (b) Notwithstanding anything herein to the contrary, each of Omnipoint and the Company shall have the right to update the information contained in its respective Disclosure Schedules on or before the Closing by delivering updated schedules to Omnipoint (in the case of the Company) and the Company (in the case of Omnipoint). Omnipoint and the Company hereby agree that any changes contained in any such updated schedules shall not constitute a breach of their related representations and warranties; provided, however, that each of Omnipoint and the Company shall have the right to terminate this Agreement in the event that any such change(s) results in a Company Material Adverse Effect or an Omnipoint Material Adverse Effect, respectively, as provided in Section 10.1(c)(5) and Section 10.1(d)(3) hereof.

       SECTION 12.15 VoiceStream Actions.

       (a) Notwithstanding anything to the contrary contained in this Agreement, the Side Agreement or any other documents, agreements or other instruments entered into in connection herewith (each, a "Related Agreement" and collectively, the "Related Agreements"), the Parties hereby agree that (i) no provision contained herein or in any Related Agreement shall be deemed to limit, restrict or prohibit Omnipoint or VoiceStream or Holdings from taking (or failing to take) any action, including but not limited to, any action permitted by the VoiceStream Merger Agreement as amended from time to time at the sole discretion of VoiceStream, Holdings and Omnipoint (except as provided in Section 2(c) of the Side Agreement) or any action which in its sole discretion it takes (or fails to take) in order: (1) to consummate the transactions contemplated by the VoiceStream Merger Agreement, as amended from time to time at the sole discretion of VoiceStream and Omnipoint; (2) to fulfill or satisfy the conditions set forth in Article 9 of the VoiceStream Merger Agreement; or (3) to ensure that the receipt of VoiceStream Holdings Common Stock by Omnipoint stockholders pursuant to the VoiceStream Merger will be tax-free to such Omnipoint stockholders (any such action, a "VoiceStream Action") and (ii) a VoiceStream Action shall not constitute a "breach" of this Agreement or any Related Agreement or of any representation, warranty, covenant or agreement contained herein or in any Related Agreement if as a result of such VoiceStream Action there shall occur a breach of any representation, warranty, covenant or agreement contained herein or in any other Related Agreement; provided, however, that: (x) each Party shall use its reasonable efforts to consider taking any action which would allow it to fulfill or satisfy the conditions set forth in
Article 9 hereof, it being understood that the decision to take (or not take) any action will be made at the sole discretion of VoiceStream, Omnipoint and Holdings; (y) nothing herein shall be construed so as to require the Company to consummate the Transactions unless the conditions set forth in Article 9 hereof have been satisfied or waived; and (z) the Company's failure to consummate the Transactions due to any VoiceStream Action that would, but for this Section 12.15(a) or Section 10(h) of the Side Agreement constitute a breach by Omnipoint or VoiceStream or Holdings of a representation, warranty, covenant or agreement contained herein or in any Related Agreement, shall not, provided that the Company has validly terminated this Agreement in accordance with Section 12.15(b), constitute a breach of this Agreement, any Related Agreement or of any representation, warranty, covenant or agreement contained herein or therein.

       (b) In the event that, but for the effect of paragraph (a) above or
Section 10(h) of the Side Agreement, a VoiceStream Action would cause a material breach of this Agreement or any Related Agreement or of any representation, warranty, covenant or agreement contained herein or in any Related Agreement by Omnipoint, VoiceStream, Holdings or any other party to any Related Agreement (such VoiceStream Action, a "Material VoiceStream Action"), Omnipoint, VoiceStream or Holdings shall have the right to take any action ("Cure") that would cause such VoiceStream Action not to continue to constitute a Material VoiceStreamAction. Any such Cure must occur during the thirty (30) day period immediately following the delivery of written notice (the "Material Voice Stream Action Notice") to the Company of the occurrence of such Material VoiceStream Action which the Person taking such Material VoiceStream shall deliver prior to the taking of any such Material VoiceStream Action. In the event that Omnipoint, VoiceStream, Holdings or other party to any Related Agreement, as the case may be, shall fail to Cure during such 30-day period (the "Cure Period"), then during the thirty (30) day period immediately following such Cure Period (the "Termination Period"), the Company shall have the right to terminate this Agreement pursuant to Section 10.1(d)(4) (and not pursuant to Section 10.1(d)(1)) (the "Termination Right"). In the event that (i) the Company terminates this Agreement pursuant to the Termination Right during the Termination Period and (ii) within the Termination Period and prior to the termination of the Agreement, the Company requests in writing that Omnipoint purchase 250,000 shares of Class A Common Stock (such request, the "Company Request"), then within ten (10) Business Days immediately following the date of such termination, Omnipoint shall purchase 250,000 shares of Class A Common Stock at a per share purchase price of $20 per share, for an aggregate purchase price of $5,000,000, on substantially similar terms and conditions as set forth in the Securities Purchase Agreement (the "Additional Stock Purchase"). In the event that the Company does not deliver the Company Request within the Termination Period and terminates this Agreement during the Termination Period, Omnipoint shall have no obligation or liability with respect to the Additional Stock Purchase. In the event that the Company does not exercise the Termination Right to terminate the Agreement within the Termination Period, then clause (ii) of paragraph (a) above shall apply to such Material VoiceStream Action(s) that gave rise to the Termination Right and the first clause of subclause (y) of clause (ii) of paragraph (a) shall not apply with respect to such Material VoiceStream Action(s).

       (c) Notwithstanding paragraphs (a) and (b) of this Section 12.15 or
Section 10(h) of the Side Agreement, paragraph (a) and Section 10(h) of the Side Agreement shall not apply solely for the purpose of determining whether the conditions set forth in Article 9 hereof have been satisfied; provided, that if the conditions set forth in Article 9 are not satisfied as the result of a Material VoiceStream Action or VoiceStream Actions that constitute in the aggregate a Material VoiceStream Action, and the Company does not terminate the Agreement during the 60-day time period immediately following the delivery of the Material VoiceStream Action Notice with respect to such Material VoiceStream Action, the conditions set forth in Article 9 shall be deemed to be satisfied with respect to the Company's obligation to consummate the Transactions.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             EAST/WEST COMMUNICATIONS, INC.

                                             By: /s/ VICTORIA G. KANE
                                                --------------------------------
                                             Name:  Victoria G. Kane
                                             Title: Chairman



                                             OMNIPOINT CORPORATION

                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                             EAST/WEST COMMUNICATIONS, INC.

                                             By:
                                                --------------------------------
                                             Name:
                                             Title:



                                             OMNIPOINT CORPORATION

                                             By: /s/ DOUGLAS G. SMITH
                                                --------------------------------
                                             Name:  Douglas G. Smith
                                             Title: President

                                    EXHIBIT A

                              OMNIPOINT CORPORATION

                           CERTIFICATE OF DESIGNATION

                                establishing the

             Voting Powers, Designations, Preferences, Limitations,
                      Restrictions, and Relative Rights of

                            SERIES E PREFERRED STOCK



                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware



       OMNIPOINT CORPORATION, a Delaware corporation (the "Issuer"), does hereby certify that pursuant to authority conferred upon the Board of Directors of the Issuer by its Amended and Restated Certificate of Incorporation and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the following resolution establishing the Issuer's Series E Preferred Stock was duly adopted by the Board of Directors, on October ___, 1999, and such resolution remains in full force and effect. Certain capitalized terms used herein are defined in Article 7.

       RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Section Fourth (B) of the Amended and Restated Certificate of Incorporation, as amended from time to time (the "Certificate of Incorporation"), and pursuant to Section 151(g) of the General Corporation Laws of the State of Delaware, there be established from the 10,000,000 shares of Preferred Stock, $0.01 par value, of the Corporation, authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock, consisting of 1,800,000 shares of Series E Preferred Stock, having the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions as follows:

       1. Designation and Number of Shares. The series will be known as the "Series E Preferred Stock" (the "Series E Preferred Stock"), and will be a series consisting of 1,800,000 shares of the authorized but unissued preferred stock of the Issuer.

       2. Dividends. Each share of the Series E Preferred Stock will be deemed to be, and treated for all purposes relating to the declaration and payment of dividends as, equal to the number of shares of Common Stock multiplied by the Conversion Ratio.

       3. Ranking.

       (a) Outstanding shares of the Series E Preferred Stock (as adjusted by the Conversion Ratio) will, with respect to distributions upon the liquidation, winding up or dissolution of the Issuer, rank on parity with the Common Stock.

       (b) Except as otherwise expressly provided herein, the Issuer may amend the Certificate of Incorporation to authorize or establish one or more additional classes or series of Capital Stock, authorize, approve and file certificates of designation relating thereto, and issue without restriction from time to time, any classes or series thereof.

       4. Voting Rights.

       (a) Each share of Series E Preferred Stock shall have voting rights equal to one share of Common Stock multiplied by the Conversion Ratio.

       (b) The creation, authorization or issuance of any shares of Parity Securities or any other Capital Stock, or an increase or decrease in the amount of authorized Capital Stock of any class, including any Series E Preferred Stock, does not and will not require the consent of the Holders of the Series E Preferred Stock and does not and will not be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of shares of the Series E Preferred Stock.

       5. Certain Definitions. Set forth below are certain defined terms used in this Certificate of Designation.

       "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership or membership interests, whether common or preferred.

       "Conversion Ratio" has the meaning of such term set forth in the Agreement and Plan of Merger dated as of October 20, 1999 by and between the Issuer and East/West Communications, Inc.

       "Holder" means a Person in whose name shares of Capital Stock is registered.

       "Issuer" means Omnipoint Corporation, a Delaware corporation.

       "Parity Security" means any other class or series of Capital Stock of the Issuer with a ranking for purposes of any liquidation or the payment of dividends that is on par with that of the Series E Preferred Stock.

       "Person" means any individual, corporation, partnership, joint venture, association, joint-stock issuer, interest, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

       6. Transfer Agent and Registrar. The initial transfer agent and registrar for the Series E Preferred Stock is Chase Manhattan Bank (the "Transfer Agent"). The Issuer may, in its sole and absolute discretion, remove the Transfer Agent and appoint a successor transfer agent.

       7. No Fractional Shares. The Series E Preferred Stock is issuable in whole shares.


       IN WITNESS WHEREOF, Omnipoint Corporation has caused this Certificate of Designation to be executed and attested to by the undersigned as of October ___, 1999.

                                     OMNIPOINT CORPORATION


                                     By:
                                        --------------------------------
                                           Douglas G. Smith
                                           President and Chief Executive Officer




Attest:
         ----------------------------
         Edwin M. Martin, Jr.
         Secretary

LIST OF SCHEDULES AND DESCRIPTION*

     EAST/WEST COMMUNICATIONS, INC. DISCLOSURE SCHEDULES

     4.4A                FCC Licenses
     4.4B                Exceptions to FCC Matters
     4.6B                Unpaid Dividends
     4.6C                Capitalization Matters
     4.6D                Capital Stock Agreements
     4.12                Compliance with Laws and Court Orders
     4.13                Litigation
     4.14                Company's Fees
     4.15                Tax Matters
     4.17                Employee Benefit Plans
     4.24                Insurance Policies
     4.25                Bank Accounts
     4.26                Affiliated Transactions
     6.1                 Interim Operations

     OMNIPOINT CORPORATION DISCLOSURE SCHEDULES

     5.10A               FCC Licenses
     5.10E               FCC Matters
     5.12C               Rights to Purchase Omnipoint Securities
     5.14                Tax Issues

* The schedules have been omitted and East/West Communications, Inc. agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.